UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Albany International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 31, 2020

To the Stockholders of Albany International Corp.:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Albany International Corp., which will be held at 9:00 a.m. on Thursday, May 14, 2020. In light of developments related to the novel coronavirus disease, COVID-19, we have decided to hold the Annual Meeting virtually this year. You will be able to attend the Annual Meeting by visiting http://www.meetingcenter.io/247680983.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, you are urged to vote and submit your proxy promptly by phone, online, or by signing, dating, and returning a proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. (An addressed, postage-prepaid envelope is enclosed for your return of the proxy.)

Information about the meeting, including a description of the various matters on which the stockholders will act, can be found in the accompanying Notice of Annual Meeting and Proxy Statement. The Annual Report for the fiscal year ended December 31, 2019, also accompanies these materials.

Sincerely yours,

ERLAND E. KAILBOURNE	A. WILLIAM HIGGINS
Chairman of the Board	President and Chief Executive Officer

ALBANY INTERNATIONAL CORP.

216 Airport Drive, Rochester, New Hampshire 03867

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2020

The Annual Meeting of Stockholders of Albany International Corp. will be held on Thursday, May 14, 2020, at 9:00 a.m. Eastern Time, for the following purposes:

1.

To elect nine Directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified;

2.

to ratify the appointment of KPMG LLP as our independent auditor;

3.

to approve, by nonbinding vote, executive compensation;

4.

to consider and take action on a proposal to approve a new Directors’ Annual Retainer Plan, increasing the stock portion of each Director’s annual retainer from $90,000 to $105,000 and extending the term of the Plan; and

5.

to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the Annual Meeting. To be admitted to the Annual Meeting at http://www.meetingcenter.io/247680983, you will need your 15-digit control number and the password AIN2020. There is no physical location for the Annual Meeting.

If you are a registered holder of Company shares (i.e., you hold your shares through our transfer agent, Computershare), please follow the instructions on your proxy card or Notice Regarding the Availability of Proxy Materials. If you hold your shares through an intermediary (i.e., a broker, bank or other financial institution), you must register in advance to attend, vote, and submit questions or comments at the Annual Meeting online. (See “Instructions/Q&A Section” beginning on page 2.)

Only stockholders of record at the close of business on March 20, 2020, will be entitled to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience by telephone, online, or by signing, dating, and returning a proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

JOSEPH M. GAUG
Secretary

March 31, 2020

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Albany International Corp. (“the Company”), 216 Airport Drive, Rochester, New Hampshire, of proxies in the accompanying form for use at the Annual Meeting of Stockholders to be held on May 14, 2020, and at any adjournment or adjournments thereof.

Annual Meeting

As part of our effort to maintain a safe and healthy environment at our Annual Meeting and after closely monitoring statements issued by the World Health Organization (who.int) and the Centers for Disease Control and Prevention (cdc.gov) regarding COVID-19, we have decided to hold the Annual Meeting virtually this year.

Voting Procedures

Each properly executed proxy in the accompanying form received prior to the Annual Meeting will be voted with respect to all shares represented thereby and will be voted in accordance with the specifications, if any, made thereon. If no specification is made, the shares will be voted in accordance with the recommendation of the Board of Directors. In addition, the shares will be voted in the discretion of the proxies with respect to (1) any matter of which we did not have notice prior to February 11, 2020, (2) the election of a person as a director in substitution for a nominee named in this proxy statement who, at the time of the meeting, is unable, or for good cause is unwilling, to serve, (3) any stockholder proposal properly excluded from this proxy statement, and (4) matters incident to the conduct of the meeting, or any other matters as may properly come before the meeting. A proxy may be revoked at any time prior to the voting thereof.

If a stockholder is a participant in our Dividend Reinvestment Plan (sponsored by our transfer agent, Computershare) or the Albany International Corp. ProsperityPlus 401(k) Savings Plan, a properly executed proxy will also serve as voting instructions with respect to shares in the stockholder’s accounts in such plans. In order for the plan trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 p.m. Eastern Time on May 10, 2020.

This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about March 31, 2020.

The only persons entitled to vote at the Annual Meeting (including any adjournment or adjournments) are holders of record at the close of business on March 20, 2020, of the Company’s Class A and Class B Common Stock outstanding on such date. As of March 20, 2020, there were 30,702,952 shares of the Company’s Class A Common Stock outstanding and 1,617,998 shares of our Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on each matter to be voted upon.

Any shareholder attending this year's virtual Annual Meeting will be considered “present” and “in person”. Under our By Laws, a copy of which is available at the Corporate Governance section of our website (www.albint.com), the presence, in person or by proxy, of shares having a majority of the total number of votes entitled to be cast at the meeting is necessary to constitute a quorum. Under Delaware law, if a quorum is present, a plurality of the votes cast at the meeting by the shares present in person or by proxy and entitled to vote is required for the election of directors. A majority of the voting power of our Class A Common Stock and Class B Common Stock present in person or by proxy, voting together as a single class, is required for any other action. Shares present at the meeting in person or by proxy and entitled to vote that abstain or fail to vote on any matter will be counted as present and entitled to vote but such abstention or failure to vote will not be counted as an affirmative or negative vote and thus will have the same effect as a vote “Against” each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).

Under New York Stock Exchange (“NYSE”) rules, brokerage firms are permitted to vote in their discretion on certain routine matters on behalf of clients who have been requested to provide voting instructions, and have failed to do so by a date specified in a statement from the brokerage firm accompanying proxy materials distributed to its clients. Brokerage firms generally do not have such discretion as to any contested action, any authorization for a merger or consolidation, any equity-compensation plan or other matter related to executive compensation, any election of directors, or any matter that may affect substantially the rights or privileges of stockholders. In such a case, broker “nonvotes” are treated as shares that are present at the meeting but are not eligible to vote. The Company anticipates that brokerage firms will be able to vote in their discretion only on the proposal to ratify the selection of KPMG LLP as independent auditor. Broker “nonvotes” will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is present.

Instruction/Q&A Section

Q:	How can I attend the Annual Meeting?

A:

The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively online. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting virtually and submit your questions during the meeting by visiting http://www.meetingcenter.io/247680983. You also will be able to vote your shares online by attending the Annual Meeting virtually.

To participate in the Annual Meeting, you will need your 16-digit control number. Please carefully review the information included on your proxy card and on your Notice Regarding the Availability of Proxy Materials. The password for the meeting is AIN2020.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions outlined in this proxy statement.

Q:	How do I register to virtually attend the Annual Meeting?

A:

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually. Please follow the instructions on the proxy card or Notice Regarding the Availability of Proxy Materials that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend, vote, and submit questions at the Annual Meeting online.

To register to attend the Annual Meeting virtually, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 11, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to Computershare at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare ALBANY INTERNATIONAL Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Q:	How can I submit questions if I attend the Annual Meeting virtually?

A:

If you wish to submit a question, you may do so in a few ways. If you want to ask a question before the Annual Meeting, you may do so at http://www.meetingcenter.io/247680983. You will need your 15-digit control number and the password AIN2020 found on your proxy card. If you hold our shares through a broker, you must register in advance using the instructions above.

If you want to submit a question before or during the Annual Meeting, you may do so by logging into the virtual meeting platform at http://www.meetingcenter.io/247680983, entering your 15-digital control number and the password AIN2020, and typing your question into the “Ask a Question” field. Click on the arrow icon to submit. Alternatively, a telephone number will be included on the virtual meeting platform and you may ask a question by calling that number.

Questions pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions that relate to proposals that are not properly before the Annual Meeting, relate to matters that are not proper subject for action by stockholders, are irrelevant to the Company’s business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another stockholder, or are not otherwise suitable for the conduct of the Annual Meeting as determined in the sole discretion of the Company, will not be answered. Additional rules of conduct and procedures may apply during the Annual Meeting and will be available for you to review in advance of the meeting at http://www.meetingcenter.io/247680983.

Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at http://www.meetingcenter.io/247680983. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

Q:	What if I have trouble accessing the Annual Meeting virtually?

A:

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. Please allow ample time for online check-in, which will begin at 8:00 a.m. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the Annual Meeting, please call the technical support number that will be posted on http://www.meetingcenter.io/247680983.

ELECTION OF DIRECTORS

All of the members of the Board of Directors are elected annually to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Pursuant to our By Laws, the Board of Directors may increase or decrease the number of directors from time to time, but not to fewer than three. The Board of Directors has determined that, until further action by the Board, the number of directors of the Company, from and after the time of the 2020 Annual Meeting of Stockholders, shall be nine. Accordingly, the number of directors to be elected at the 2020 Annual Meeting of Stockholders is nine. The Board of Directors has nominated for election the nine persons listed below. All of the nominees are currently serving as directors. Unless otherwise specified on the proxy, the shares represented by a proxy in the accompanying form will be voted for the election of the nine persons listed below. If, at the time of the meeting, any nominee is unable, or for good cause unwilling, to serve, which event is not anticipated, the shares will be voted for a substitute nominee proposed by the Board of Directors, unless the Board reduces the number of directors. The biographical sketches of each nominee below highlight some of the specific experience, qualifications, attributes or skills that contributed to his or her selection by the Board.

CHRISTINE L. STANDISH has been a Director of the Company since 1997. She is a director and executive officer of J. S. Standish Company. J. S. Standish Company and related persons hold in the aggregate shares entitling them to cast significant percentage of the combined votes entitled to be cast by all stockholders of the Company. As the Board seeks to safeguard and promote the interests of the Company’s stockholders, oversee Company management, and otherwise discharge its fiduciary obligations, Ms. Standish is able to provide a direct perspective as the representative of one of the Company’s largest stockholder groups. Age 54.

ERLAND E. KAILBOURNE has been a Director of the Company since 1999 and Chairman of the Board since January 20, 2020. He previously served as Chairman from May 2008 until February 2019. He retired as Chairman and Chief Executive Officer (New York Region) of Fleet National Bank, a banking subsidiary of Fleet Financial Group, Inc., in 1998. He was Chairman and Chief Executive Officer of Fleet Bank, also a banking subsidiary of Fleet Financial Group, Inc., from 1993 until its merger into Fleet National Bank in 1997, and also served as Vice Chairman of the State University of New York from 1995 until 1999. He is Chairman of the Board of Rand Capital Corporation, and a director or Allegany Co-op Insurance Company and Rev LNG, LLC. Mr. Kailbourne’s broad experience as a director on numerous boards of public and private companies and foundations, his 38 years of experience in banking and finance, and his operational experience as chief executive officer of large organizations make him a valuable addition to the board of any public or private company, especially in oversight of risk management, liquidity, and finance matters. Age 78.

JOHN F. CASSIDY, JR. has been a Director of the Company since November 2005. From 1998 to May 2005, he served as Senior Vice President, Science and Technology, at United Technologies Corp. (“UTC”), a diversified company with extensive aerospace operations. He previously served as Vice President and Director of UTC's Research Center from 1991 to 1998, and as Director of Technology Management from 1989 to 1991. He also served at the General Electric Corporate Research and Development Laboratories from 1981 to 1988. Dr. Cassidy's extensive background in research and development, program management, and product development are valuable attributes for oversight of the Company's research and development operations as well as its Albany Engineered Composites segment, which seeks to grow as a key supplier to customers in the aerospace industry. Age 76.

JOHN R. SCANNELL has been a Director of the Company since February 2012. He has served as Chairman and Chief Executive Officer of Moog Inc., a worldwide designer, manufacturer, and integrator of high-performance precision motion and fluid control systems for a broad range of applications, since January 2014. Mr. Scannell joined Moog in 1990 as an Engineering Manager of Moog Ireland and later became Operations Manager of Moog GmbH in Germany. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group in East Aurora, New York, as the Boeing 787 Program Manager. He was named Moog's Director of Contracts and Pricing in 2005. Mr. Scannell was elected Vice President of Moog in 2005 and Chief Financial Officer in 2007, a position he held until December 2010, at which time he was appointed President and Chief Operating Officer. In December 2011, he was named Moog's Chief Executive Officer. Mr. Scannell also serves on the Board of M&T Bank. Mr. Scannell's range of management experience in engineering, operations management, contracts, and finance, along with his in-depth knowledge of aerospace markets, products, and technologies, make him highly qualified to serve as a Director. In addition to an M.B.A. from Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. Age 56.

KATHARINE L. PLOURDE has been a Director of the Company since May 2013. She was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. (“DLJ”) until November 1997. Since that time, she has engaged in private investing. She previously served as a director of Pall Corporation, a global provider of filtration, separation and purification products and systems, from 1995 until its acquisition by Danaher Corporation in 2015, and of OM Group Inc. (OMG), a provider of specialty chemicals, advanced materials and technologies, from 2002 until OMG was acquired by Apollo Global Management in 2015. She also previously served as lead independent director of OMG and on the audit committees of OMG and Pall. She has also served on the board of directors of Evercore Equity Fund, a publicly traded mutual fund, since November 2014. Ms. Plourde brings significant analytical and financial expertise to the Board in a number of critical areas, including investor relations, financial reporting, accounting, corporate finance, and capital markets. Ms. Plourde's years of service on the nominating/governance committees at Pall and OM Group have also given her significant Board governance experience, and contributed to her expertise on governance issues generally. Age 68.

A. WILLIAM HIGGINS has been a Director of the Company since September 2016, and President and CEO since January 20, 2020. He previously served as Chairman of the Board from February 2019 until January 20, 2020. Mr. Higgins currently serves as a director of Kaman Corporation, a diversified aerospace and industrial distribution company, where he is chairman of the finance committee and a member of the corporate governance committee. He previously served on the board of Bristow Group Inc., a global industrial aviation services provider, from 2016 until October 2019. (Bristow filed a pre-negotiated Chapter 11 plan of reorganization in May, 2019, from which it successfully emerged in October, 2019.) He served as Chairman, Chief Executive Officer and President of CIRCOR International, Inc. from 2008 to 2012. Prior to March 2008, Higgins held the offices of President and Chief Operating Officer and Executive Vice President and Chief Operating Officer of CIRCOR. Prior to joining CIRCOR in 2005, he spent thirteen years in a variety of senior management positions with Honeywell International and AlliedSignal. (Leslie Controls, Inc., a wholly owned subsidiary of CIRCOR and an entity for which Mr. Higgins served as a director and Vice President, filed a pre-negotiated Chapter 11 reorganization in July 2010 to resolve asbestos liability claims. The subsidiary successfully emerged from bankruptcy the following year.) Mr. Higgins's professional background as a chief operating officer, president, chief executive officer and chairman of a public company, as well as his prior experience at Honeywell and Allied Signal, provides the Board with additional valuable perspective on talent development, international operations and global strategic development, lean manufacturing and continuous improvement processes, and the aerospace and defense industries. Age 61.

KENNETH W. KRUEGER has been a Director of the Company since December 2016. Mr. Krueger currently serves as the Chairman of the Board of Manitowoc Company, Inc. He has been a member of the Manitowoc Board of Directors since 2004. From October 2015 until March 2016, he also served as Manitowoc's interim President and CEO. Mr. Krueger served as Chief Operating Officer of Bucyrus International, Inc., a global manufacturer of mining equipment, from 2006 to 2009, having previously served as Executive Vice President from 2005 to 2006. Mr. Krueger also served as Senior Vice President and Chief Financial Officer of A.O. Smith Corp., a global manufacturer of water heating and treatment systems, from 2000 to 2005, and as Vice President, Finance and Planning for the Hydraulics, Semiconductor and Specialty Controls business segment of Eaton Corporation in 1999 and 2000. Mr. Krueger has served as a director of Douglas Dynamics, Inc. since 2012, where he is currently chair of the audit committee and also serves on the compensation and nominating and governance committees. Mr. Krueger's contributions to the Company's Board include his experience as a chief operating officer, chief executive officer and chairman of a public company, his board experience at other public companies, and his prior treasury and financial reporting experience. Age 63.

LEE C. WORTHAM has been a Director of the Company since May 2018. He has been a partner and COO at Barrantys LLC, a consultant and service provider to wealthy families and family offices, since 2007. In this capacity, he has been an adviser to the Standish family for many years, and is a director and executive officer of the J.S. Standish Company. From 2005 to 2007, he served as Executive Vice President at First Niagara Financial Group, Inc., where his responsibilities included wealth management, risk management, and corporate marketing, and from 1999 to 2005 he was Executive Vice President of Global Private Client Services at The Bank of New York. Mr. Wortham held several positions at Chase Manhattan Bank and Chemical Bank (currently JP Morgan Chase & Co.) from 1985 to 1999, including leading the Global Private Bank's activities in Europe, the Middle East, and Africa while based in London, England. He started his career at M&T Bank in retail banking from 1980 to 1985. Mr. Wortham has been a director of Evans Bancorp, Inc., since 2011, and currently serves as Chairman. Mr. Wortham's extensive experience in the financial services industry, and his knowledge of finance, governance and compensation and strategic planning, make him a valuable member of our Board. As a long-time advisor to the Standish family, and director and executive officer of the J.S. Standish Company, his membership also maintains the continuity of the Company's relationship with the Standish family. Age 62.

MARK J. MUPRHY is the Chief Financial Officer of Qorvo, Inc., (NASDAQ: QRVO), a leading provider of radio frequency solutions for mobile devices, wireless infrastructure, aerospace and defense, internet of things, and other markets. Mr. Murphy joined Qorvo as CFO in June 2016 and is responsible for finance, information technology, and strategic planning. He was previously executive vice president and CFO of Delphi Automotive, PLC, a supplier of advanced technologies to the automotive industry. Mr. Murphy joined Delphi from Praxair, Inc., a global industrial gas supplier, where he was president of the U.S. Industrial Gases business, and before that, president of Praxair's Surface Technologies and Electronic Materials division. He previously served as senior vice president and CFO of MEMC Electronic Materials, Inc., corporate controller of Praxair, president of Praxair's Electronics division and vice president of finance for Praxair Asia based in Shanghai. Mr. Murphy's experience as a CFO and general manager in high technology industrial businesses, including those serving aerospace and advanced materials markets, and his extensive experience working in Asia and Europe make him qualified to serve as a director. Age 52.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

ALL OF THE NOMINEES FOR ELECTION

CORPORATE GOVERNANCE

Board Leadership Structure. Since becoming a public company in 1984, the Company has at times operated under a board leadership structure with the roles of Chief Executive Officer and Board Chairman combined, while at other times the positions of the Chairman and the top executive officer have been separated. At certain times during which the Chief Executive Officer also served as Chairman, a non-management Board member has served as Lead Director. A non-management independent Board member has served as Board Chairman since 2008.

The Board of Directors expects the Chairman of the Board to function as a liaison and independent conduit between the members of the Board and the Company’s Chief Executive Officer between meetings of the Board, and to preside over meetings of, and provide leadership to, the non-management members of the Board. The Chairman is also primarily responsible for setting Board meeting agendas, in cooperation with the Chief Executive Officer and Secretary. (Other responsibilities of the Chairman are described in the Company’s Corporate Governance Guidelines. The Chairman is also empowered to delegate some of these duties, in his or her discretion, to a Vice Chairman. There is currently no Vice Chairman of the Board.) The Board has found that having a non-management director function in this role, whether as a “lead director” or as Chairman, facilitates communication, helps ensure that issues of concern to non-management directors are given an opportunity for discussion at meetings, and contributes generally to a more effective use of management and Board time. The Board also believes the current board leadership structure has served the Company well, allowing the Chief Executive Officer to devote his attention to the management of the Company during what has been a challenging and dynamic period. The Board engages in an annual self-evaluation process to determine whether the Board is discharging its responsibilities and operating effectively, and to consider changes in membership, structure, or process that could improve performance. While we believe that the current Board leadership structure is appropriate, it is possible that alternative Board leadership structures, including those that combine the offices of Chairman and Chief Executive Officer, could be appropriate for the Company under different circumstances.

Risk Oversight. The Board of Directors oversees the Company’s risk management processes. The Company’s Chief Executive Officer and Chief Financial Officer review with the Board, at each regularly scheduled quarterly meeting, the most significant top-level enterprise risks facing the Company, and the processes by which the Company mitigates such risks. This review is supported by periodic (but no less than quarterly) formal reviews by senior management of all significant enterprise risks, facilitated by the Chief Financial Officer. The Board requests that management, from time to time, supplement these quarterly reviews with a more detailed analysis of one or more specific risks, selected by the Board, including related mitigation actions. The Board also reviews management’s annual operating plan and strategic plan to ensure that they are consistent with, and appropriately address, the Company’s risks and risk management processes. The Audit Committee is responsible for assisting the Board in its oversight of the Company’s risk management processes. The Audit Committee periodically reviews the adequacy of the processes by which the Company handles risk assessment and risk management, and discusses such processes with management, the Company’s internal audit function and the independent auditor. The Committee receives periodic reports from the Company’s finance department regarding liquidity and other financial risks; from the finance and internal audit function regarding internal control risks; and from the finance, legal, and internal audit departments regarding processes for addressing fraud, legal and compliance risks, and the adequacy of the Company’s disclosure controls and procedures. Each year, the Committee also reviews the results of management’s annual fraud risk assessment. It also regularly reviews and discusses cyber-security risks to the Company with the Company’s Chief Information Officer and the internal audit function, and reviews and discusses with senior management the risk factors disclosed by the Company in its periodic filings with the Securities and Exchange Commission (“SEC”) before such filings are made. Each year, the Compensation Committee assesses compensation-related risks to the Company.

Although the Board oversees the Company’s risk management, day-to-day management of risk remains the responsibility of management.

Director Independence. The corporate governance standards of the NYSE (“NYSE Standards”) require that a majority of our Board consist of independent directors. In general, the NYSE Standards require that an independent director must have no material relationship with the Company, except as a director.

Our Board reviews any business transactions and charitable relationships between the Company and each director to determine whether any such material relationship exists, and to evaluate whether there are any other facts or circumstances that might impact a determination of the independence of such director.

Based on its review, our Board has determined that all Board members, other than President and CEO A. William Higgins, are independent under the NYSE Standards. Our Board has appointed only independent directors to our Audit Committee, Compensation Committee and Governance Committee in accordance with the independence requirements set forth in NYSE Standards.

The Board of Directors has also determined that all of the members of the Audit Committee are independent under the separate independence standards set forth in SEC Rule 10A-3. The Board is not required to make this determination with respect to any other director, and it has not done so.

Meeting Attendance. The Board of Directors met ten times in 2019. Each incumbent director attended (in person or by telephone) 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served. It is the policy of the Company that all persons who are candidates for election to the Board of Directors at an Annual Meeting of Stockholders should attend that meeting. All of the candidates for election to the Board of Directors who were also candidates in 2019 attended the 2019 Annual Meeting of Stockholders.

Committees. The standing committees of the Board of Directors are the Governance Committee, the Audit Committee, and the Compensation Committee. During 2019, the Governance Committee met five times, the Audit Committee met 13 times, and the Compensation Committee met six times.

Governance Committee. The Governance Committee reviews and recommends changes to the Company's Corporate Governance Guidelines and governance and management structure; evaluates the effectiveness of the Board of Directors, its committees, and the directors; recommends to the Board of Directors the persons to be nominated for election as directors; and reviews management succession planning. A copy of the Charter of the Governance Committee is available at the Corporate Governance section of our website (www.albint.com). The current members of our Governance Committee are Katharine L. Plourde, John F. Cassidy, Jr., Christine L. Standish and Erland E. Kailbourne (Chair). Directors Plourde, Cassidy and Standish each served on the Committee during all of 2019; Director Kailbourne joined the Committee and was elected as Chair in May 2019.

The Governance Committee considers, on an ongoing basis, the skills, background, and experience that should be represented on the Board of Directors and its committees, the performance of incumbent directors, the appropriate size of the Board of Directors, potential vacancies on the Board, and other factors relating to the efficacy of the Board. The Committee and the Board seek to maintain a group of Board members that, in the aggregate, possesses the skills, background, and experience necessary and desirable to address effectively the issues and challenges the Company will confront. The Board does not expect that any single member will possess all of these attributes, and therefore seeks to accomplish this by selecting candidates with diverse skills and backgrounds. The Committee discusses with the Board, at least annually, the various qualifications and skills that should be represented on the Board and its committees, taking into account the nature of the business and the objectives of the Company as they may evolve over time. The Committee also reviews, on an annual basis, the performance of the sitting members of the Board, and makes recommendations to the Board regarding those directors to be nominated for reelection by the stockholders.

The Governance Committee employs professional consultants for this purpose, and members of the Committee also communicate with knowledgeable persons on a continuing basis to identify potential candidates for Board membership. Any qualified potential candidates so identified are then discussed by the Committee and the Board, and if the potential candidate appears likely to be a substantial addition to the Board, he or she is then interviewed by members of the Committee and the Board. The Governance Committee then considers the reports of the interviews and other information that has been gathered and determines whether to recommend to the Board of Directors that the person be elected as a director. The Committee has retained the director search firm of G. Fleck/Board Services since 2011 to assist in identifying and evaluating potential Board members. Directors Scannell, Plourde, Higgins, Krueger and Murphy were each initially recommended to the Committee by G. Fleck/Board Services.

Stockholders may send recommendations of persons to be considered by the Governance Committee for nomination for election as directors to: Chair, Governance Committee, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867. Our Corporate Governance Guidelines, a copy of which is available at the Corporate Governance section of our website (www.albint.com), set forth criteria to be employed by the Governance Committee and the Board of Directors in determining whether a person is qualified to serve as a director of the Company. Recommendations by stockholders should include information relevant to these criteria. The Governance Committee will give consideration to persons recommended by stockholders in the same manner that it employs when considering recommendations from other sources.

All of the nominees for election as directors at the 2020 Annual Meeting are current Board members standing for election or reelection by the stockholders.

Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities in a number of key areas, including:

•

the integrity of our financial statements, financial reporting process, and internal controls;

•

the performance of our internal audit function;

•

our compliance with legal and regulatory requirements, including our disclosure controls and procedures; and

•

the annual independent audit of our financial statements, including the engagement of the independent auditor, and the evaluation of the independent auditor’s qualifications, independence and performance.

The Committee’s charter sets forth a number of the Committee’s specific responsibilities in each of these areas.

The Committee discharges its responsibilities related to financial reporting by, among other things:

•

reviewing and discussing with management each quarterly earnings release, as well as other financial communications, and all quarterly reports on Form 10-Q or annual reports on Form 10-K;

•

after the completion of each annual audit, and before the filing of the Form 10-K, reviewing and discussing with the independent auditors, the head of internal audit, and senior management, among other things:

(1) any significant audit findings, and management’s responses to such findings, (2) any significant changes in audit scope, and (3) any difficulties encountered during the course of the audit;

•

periodically reviewing and discussing with the independent auditor, management, and the head of the internal audit function, the acceptability and quality of our accounting policies, the clarity of our financial disclosures, and any weaknesses in our system of internal controls; and

•

periodically reviewing, evaluating and discussing with management the qualifications, performance and depth of the Company’s financial personnel.

As part of its oversight of our internal audit function, the Committee reviews and approves the annual internal audit plan, and reviews, at least quarterly, the reports and findings of plan activities with the head of the department, senior management and the independent auditor. The Committee also evaluates the performance of the department at least annually, with input from management and the independent auditor.

The Audit Committee has established procedures for the receipt, retention and treatment of communications (including anonymous communications) relating to questionable accounting, auditing or internal control matters, violations of laws or regulations to which the Company is subject, or violations of the Company’s Business Ethics Policy or Code of Ethics for the Company’s Chief Executive Officer, Chief Financial Officer or Controller. Our Business Ethics Policy describes various means by which such communications may be reported (see “Available Information” on page 12.) The Committee has direct access to any complaints made to the Company’s whistleblower hotline that relate to accounting, auditing, internal controls, or alleged violations of the Business Ethics Policy, and oversees the investigation and resolution of all such complaints by the Company’s legal department and compliance function. The Committee also serves as the Company’s “Qualified Legal Compliance Committee” pursuant to the rules of the Securities and Exchange Commission with respect to Section 307 of the Sarbanes-Oxley Act, and is responsible for the review and resolution of all reports of “material violations” subject to Section 307. The Committee is also charged with reviewing any complaints or concerns relating to accounting, auditing, or internal controls matters that are communicated to the Chair of the Committee pursuant to the Company’s “up-the-ladder” reporting process for responding to such communications. The Committee is also responsible for evaluating all related-party transactions, and for recommending to the Board whether any such transaction should be ratified or approved.

The Committee is solely responsible, in accordance with the NYSE Standards, for the appointment of our independent auditors. The Committee is also responsible for the evaluation of the independence, performance and qualifications of our independent auditors, and reviewing and approving their compensation. (See “RATIFICATION OF INDEPENDENT AUDITORS” on page 46.)

A copy of the current charter of the Audit Committee is available at the Corporate Governance section of our website (www.albint.com). The current members of the Audit Committee are Erland E. Kailbourne, Katharine L. Plourde (Chair), Kenneth W. Krueger and Mark J. Murphy. Director Murphy joined the Committee in May 2019. All of the other current members served during all of 2019.

The Audit Committee has provided the following report:

The Audit Committee has reviewed and discussed with management and the independent auditors, KPMG LLP (“KPMG”), the financial statements for 2019, including management’s report with respect to internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”), and has received from KPMG the written disclosures and the communications relating to KPMG’s independence required by PCAOB rules. The Audit Committee has discussed with KPMG its independence, and has considered whether the provision by KPMG of the services referred to below under “RATIFICATION OF INDEPENDENT AUDITORS” is compatible with maintaining the independence of KPMG.

Based on the foregoing discussions and review, the Audit Committee recommended to the Board of Directors that the audited statements for 2019 be included in the Company’s Annual Report on Form 10-K for 2019 filed with the Securities and Exchange Commission.

The financial reporting process of the Company, including the system of internal controls and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, is the responsibility of the Company’s management. The Company’s independent auditors (KPMG) are responsible for auditing the Company’s financial statements and internal controls over financial reporting. The Audit Committee monitors and reviews these processes. As required by the NYSE Standards, the Board of Directors has determined that, in their judgment, all of the members of the Audit Committee are “financial experts” as such term is defined in Item 407 of Regulation S-K of the Securities and Exchange Commission, and are “financially literate” and have “accounting or related financial management expertise.” The members of the Audit Committee are not employees of the Company and do not represent themselves as experts in the field of accounting or auditing.

The Charter of the Audit Committee provides that the members of the Committee are entitled to rely, and they do rely, on advice, information, and representations that they receive from the independent auditors, management, and the head of the Company’s Internal Audit function. Accordingly, the review, discussions, and communications conducted by the Audit Committee do not assure that the financial statements of the Company are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, or that the Company’s independent auditors are, in fact, “independent.”

The Audit Committee:

Katharine L. Plourde, Chair
Erland E. Kailbourne
Kenneth W. Krueger
Mark J. Murphy

The Board of Directors has determined that none of the members of the Audit Committee has any relationship with the Company that impairs his or her independence, or that would preclude a determination of independence, and, on that basis, has determined that each of them is independent under the NYSE Standards as well as the additional requirements of SEC Rule 10A-3. In making this determination, the Board considered, after due inquiry, the lack of any transactions, relationships, or arrangements between the Company and each member of the Committee.

The Board of Directors believes that all of the current members of the Audit Committee are well qualified to perform the functions for which the Committee is responsible.

Compensation Committee. The Compensation Committee is generally responsible for determining the compensation of our directors and executive officers. A copy of the Committee's charter is available at the Corporate Governance section of our website (www.albint.com). The current members of the Compensation Committee are John F. Cassidy, Jr. (Chair), John Scannell and Lee Wortham.

As specified in its charter, the Compensation Committee is directly responsible for determining the compensation of the Company's Chief Executive Officer as well as the other senior executive officers of the Company. The Committee also assists the Board of Directors in the creation and implementation of employee compensation, incentive, and benefit policies and plans; administers (or oversees the administration by management of) pension and other employee benefit plans; and approves grants and awards under our incentive plans. These duties and responsibilities may be delegated to a subcommittee comprising one or more members of the Committee.

The Committee's charter indicates that input from management is both expected and in some instances required in connection with the Committee's exercise of its responsibilities. See “The Role of Executive Officers” on page 18.

In addition, the Committee's charter charges the Committee with the responsibility to obtain advice and assistance from outside legal or other advisers or consultants as the Committee may from time to time deem appropriate, and to determine the compensation and other terms of service of such advisers and consultants. The Committee has exclusive power to select, retain, and terminate the services of any such advisers or consultants to assist in evaluating the compensation of the Chief Executive Officer or senior executives, and sole power to determine the compensation and other terms of service of such consultants. The charter provides that the Company shall provide for the payment of fees and compensation to any advisers or consultants so employed by the Committee. The Company paid $47,945 to Pearl Meyer & Partners for all compensation-related services provided during 2019, including services related to the 2019 compensation program described in this Proxy Statement. (See “The Role of Compensation Consultant” on page 18 for a discussion of compensation-related services provided by Pearl Meyer for 2019.)

The Compensation Committee has provided the following report:

The Compensation Committee of the Board of Directors has reviewed with management of the Company the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review, the Committee has approved it, and has recommended to the Board of Directors that it be included in the Company's Annual Report on Form 10-K and this proxy statement.

John F. Cassidy, Jr., Chair
John Scannell
Lee C. Wortham

Compensation Committee Interlocks and Insider Participation. All of the current members of the Compensation Committee served on the Committee during all of 2019.

No member of the Committee was an employee during 2019. Lee C. Wortham is an officer and director of J. S. Standish Co. (See “SHARE OWNERSHIP” on page 14.)

Nonmanagement directors. Meetings of the “nonmanagement” directors, as defined by the NYSE Standards, are regularly held at the conclusion of each regularly scheduled meeting of the Board. The current nonmanagement directors are all of the directors other than Mr. Higgins. Meetings of the nonmanagement directors during 2019 were chaired by the Chairman. The Chairman also acts as a liaison between the directors and the Chief Executive Officer, and facilitates communication among the directors. Interested persons may communicate with the Chairman and the nonmanagement directors by writing to: Chairman, Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.

Shareholder communications. It is our policy to forward to each member of the Board of Directors any communications addressed to the Board of Directors as a group, and to forward to each director any communication addressed specifically to such director. Such communications may be sent to: Albany International Corp., 216 Airport Drive, Rochester, New Hampshire 03867.

Available Information. The Company's Corporate Governance Guidelines, Business Ethics Policy, and Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and Controller, and the charters of the Audit, Compensation, and Governance Committees of the Board of Directors are all available at the Corporate Governance section of the Company's website (www.albint.com).

Certain Business Relationships and Related Person Transactions

The Company has adopted a written policy requiring review of relationships and transactions in which directors or executive officers, or members of their immediate families, are participants, in order to determine whether such persons have a direct or indirect material interest. The Company's Legal Department is responsible for developing and implementing processes and controls designed to obtain information relating to any such relationship or transaction, and for determining whether disclosure of such relationships or transactions is required. The Audit Committee of the Board of Directors is responsible for reviewing such information, and making recommendations to the disinterested members of the Board regarding the ratification or approval of such relationships or transactions. As set forth in the policy, the Audit Committee considers each transaction in light of relevant factors, including any benefits to the Company, whether the terms are arm's-length and in the ordinary course, the direct or indirect nature of the related person's interest in the transaction, the size and expected term of the transaction, and such other facts and circumstances as may bear on the materiality of the transaction or relationship. No director may participate in the review, ratification, or approval of any transaction in which such director has an interest.

Since January 1, 2019, there have been no transactions involving related persons required to be reported in this proxy statement where the above policy did not require review, approval, or ratification, or where such policy was not followed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and any persons holding more than 10% of our Class A Common Stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to us and written representations by such persons that no other reports were required, all persons who were subject to the reporting requirements of Section 16(a) complied with such requirements during the year ended December 31, 2019.

SHARE OWNERSHIP

As of the close of business on March 1, 2020, each of the directors, director nominees, and Named Executive Officers, and all current directors and officers as a group, beneficially owned shares of our capital stock as follows:

	Shares of Class A Common Stock Beneficially Owned(a)		Percent of Outstanding Class A Common Stock	Shares of Class B Common Stock Beneficially Owned		Percent of Outstanding Class B Common Stock
Christine L. Standish	1,623,706	(b)	5.02%	1,616,744	(c)	99.92%
Erland E. Kailbourne	38,531		(d)	—		—
John F. Cassidy, Jr.	21,513		(d)	—		—
John B. Scannell	13,382		(d)	—		—
Katharine L. Plourde	9,824		(d)	—		—
A. William Higgins	6,446		(d)	—		—
Kenneth W. Krueger	4,614		(d)	—		—
John B. Cozzolino	10,358	(e)	(d)	—		—
Daniel Halftermeyer	86,934		(d)	—		—
Robert A. Hansen	20,255	(f)	(d)	—		—
Charles J. Silva	3,473	(g)	(d)	—		—
Oliver Jarrault	—		(d)	—		—
Lee C. Wortham	2,296		(d)	—		—
Mark J. Murphy	884		(d)	—		—
Stephen M. Nolan	6,285	(h)	(d)	—		—
All officers and directors as a group (17 persons)	1,853,856		5.73%	1,616,744		99.92%

(a)

Because shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a one-for-one basis, they are reflected in the above table both as Class B shares beneficially owned and as Class A shares beneficially owned. “Beneficial ownership” has the meaning specified under Rule 13d-3 of the Securities Exchange Act.

(b)

Includes (i) 6,595 shares owned directly, (ii) 1,616,744 shares issuable upon conversion of an equal number of shares of Class B Common Stock, and (iii) 364 shares held by Ms. Standish in her account in the Company's 401(k) retirement savings and employee stock ownership plans. See “Voting Power of the Standish Family” on page 16 for a description of the nature of Ms. Standish's beneficial ownership of the Class B shares.

(c)

Includes (i) 100 shares owned directly and (ii) 1,616,644 shares owned or controlled by J. S. Standish Company. See “Voting Power of the Standish Family” on page 16 for a description of the nature of Ms. Standish's beneficial ownership of these shares.

(d)	Ownership is less than 1%.
(e)	Includes (i) 8,926 shares owned directly, (ii) 1,132 shares held in the Company's employee stock ownership plan, and (iii) 300 shares issuable upon exercise of options exercisable currently.
(f)	Includes (i) 13,404 shares owned directly, (ii) 4,801 shares held in the Company's employee stock ownership plan, and (iii) 2,050 shares issuable upon exercise of options exercisable currently.
(g)	Shares held in the Company's employee stock ownership plan.
(h)	Shares issuable on April 1, 2022 subject to continued employment.

Each of the individuals named in the preceding table has sole voting and investment power over shares listed as beneficially owned, except as indicated. Each of the directors and officers whose share ownership is reported above has indicated that no such shares are pledged as security.

The following persons have informed us that they were the beneficial owners of more than five percent of our outstanding shares of Class A Common Stock:

5% Beneficial Owners of Class A Common Stock

Name(s)(a)	Reported Shares of Company’s Class A Common Stock Beneficially Owned*		Percent of Outstanding Class A Common Stock
J. S. Standish Company	1,616,644	(b)	5.00%
John C. Standish	1,617,369	(c)	5.00%
Christine L. Standish	1,623,703	(d)	5.02%
BlackRock, Inc.	4,884,105	(e)	15.91%
The Vanguard Group	3,468,581	(f)	11.30%

*	As of December 31, 2019, except for the J. S. Standish Company, John C. Standish, Christine L. Standish, and Standish Family Holdings, LLC, whose holdings are shown as of March 1, 2020.
(a)

Addresses of the beneficial owners listed in the above table are as follows: Christine L. Standish, John C. Standish, J. S. Standish Company, c/o Barrantys LLC, 120 W. Tupper Street, Buffalo, New York 14201; BlackRock, Inc., 55 East 52nd Street, New York, NY 10022; and The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355.

(b)	Represents shares issuable upon conversion of an equal number of shares of Class B Common Stock. See “5% Beneficial Owners of Class B Common Stock” on page 16 below.
(c)

Represents (i) 619 shares held by Mr. Standish directly or in his account in the Company's 401(k) retirement savings and employee stock ownership plans, and (ii) 1,616,744 shares issuable upon conversion of an equal number of shares of Class B Common Stock. See “5% Beneficial Owners of Class B Common Stock” on page 16 for a description of the nature of Mr. Standish's beneficial ownership of these shares.

(d)

Represents (i) 7,062 shares held by Ms. Standish directly or in her account in the Company's 401(k) retirement savings and employee stock ownership plans, and (ii) 1,616,744 shares issuable upon conversion of an equal number of shares of Class B Common Stock. See “5% Beneficial Owners of Class B Common Stock” on page 16 below for a description of the nature of Ms. Standish's beneficial ownership of these shares.

(e)

Represents shares beneficially owned by BlackRock, Inc. and one or more affiliates, including BlackRock Fund Advisors. BlackRock, Inc. and/or one or more of such entities has the sole power to vote or direct the vote of 4,807,795 such shares, and sole power to dispose or direct the disposition of all such shares.

(f)

Represents shares reported as beneficially owned by The Vanguard Group, in its capacity as investment adviser. The Vanguard Group has sole power to vote or direct the vote of 64,633 such shares, shared voting power as to 66,213 such shares, shared dispositive power with respect to 66,213 such shares, and sole power to dispose or direct the disposition of 3,402,368 such shares.

The following persons have informed the Company that they are the beneficial owners of more than five percent of the Company's outstanding shares of Class B Common Stock as of March 1, 2020:

5% Beneficial Owners of Class B Common Stock

Name(s)(a)	Shares of Company’s Class B Common Stock Beneficially Owned		Percent of Outstanding Class B Common Stock
John C. Standish	1,616,744	(b)	99.92%
Christine L. Standish	1,616,744	(c)	99.92%
J. S. Standish Company	1,616,644	(d)	99.92%
Standish Family Holdings, LLC	1,447,527		89.46%

(a)

Addresses of the beneficial owners listed in the above table are as follows: John C. Standish, Christine L. Standish, J. S. Standish Company and Standish Family Holdings, LLC, c/o Barrantys LLC, 120 West Tupper Street, Buffalo, NY 14201.

(b)

Includes (i) 1,447,527 shares held by Standish Family Holdings, LLC, and (ii) 169,117 shares held directly by J. S. Standish Company. See “Voting Power of the Standish Family” below for a description of the nature of Mr. Standish's beneficial ownership of these shares. Also includes 100 shares held directly.

(c)

Includes (i) 1,447,527 shares held by Standish Family Holdings, LLC, and (ii) 169,117 shares held directly by J. S. Standish Company. See “Voting Power of the Standish Family” below for a description of the nature of Ms. Standish's beneficial ownership of these shares. Also includes 100 shares held directly.

(d)

Includes (i) 1,447,527 shares held by Standish Family Holdings, LLC, and (ii) 169,117 shares held directly. J. S. Standish Company, as manager, has sole voting and investment control over the shares held by Standish Family Holdings, LLC.

Voting Power of the Standish Family

The J. S. Standish Company now holds or controls, in the aggregate, shares entitling it to cast approximately 34.5% of the combined votes entitled to be cast by all stockholders of the Company. Christine L. Standish and Lee C. Wortham each serve as officers and directors of the J. S. Standish Company.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This portion of our Proxy Statement describes the 2019 executive compensation program and reports on the compensation earned by and paid to the Company's “named executive officers” in 2019. For 2019 our named executive officers (or, “NEOs”), as that term is defined in applicable SEC regulations, were: President and CEO Olivier Jarrault1, Chief Financial Officer Stephen Nolan; President — Machine Clothing Daniel A. Halftermeyer; Vice President, General Counsel & Secretary Charles J. Silva, Jr.; and Executive Vice President – Human Resources Alice McCarvill. In addition, SEC regulations require us to include former Chief Financial Officer John Cozzolino, even though he left the Company early in the year.

Following the format of prior years, the discussion is presented in three parts. The first part sets forth the compensation philosophy and objectives of the Compensation Committee (the “Committee”), identifies the different elements of compensation, describes the structure of the 2019 compensation program, and explains the various matters taken into consideration by the Committee when adopting compensation policies or making compensation decisions. The second part reports the compensation earned by our NEOs based on the Company's 2019 performance. The final part sets out the 2019 compensation actually earned by, awarded to, or available to the NEOs in the tables prescribed by SEC rules.

1 Mr. Jarrault resigned and left the Company as of January 20, 2020.

PART I

Compensation Philosophy and Objectives

The Committee’s compensation philosophy remains that it is the goal to compensate the Company’s executives based on their individual importance in achieving the Company’s strategic objectives, consistent with competitive market practices and taking internal equity into account. The principal objectives of our executive compensation program are (1) to enable the Company to attract and retain talented, well-qualified, experienced, and highly motivated executives whose performance will substantially enhance the Company’s performance, and (2) to structure elements of compensation so that performance consistent with delivering shareholder value and achieving the Company’s annual and long-term goals is suitably rewarded, whilst being cautious not to encourage excessive risk. To further these objectives, the program utilizes both long- and short-term performance-based compensation components paid in cash and equity designed with a focus on total direct compensation targets that the Committee aspires to establish at or around the 50th percentile of the Company’s peer benchmarking group.

Shareholder “Say on Pay”

For 2019, the Committee once again implemented the same compensation program structure it has used since 2010. Although the results of the 2019 “say on pay” vote were not available when the Committee was adopting the 2019 compensation program in February 2019, voting results from prior years had a significant impact on that decision. For instance, in 2018, shareholders representing 83.37% of the votes cast expressed approval of the Company's executive compensation. When the vote was eventually held in 2019, the votes for approval represented 98.4% of the votes cast.

Roles in Structuring Compensation

The Role of Compensation Committee

The Committee is responsible for reviewing and approving compensation for all of our executive officers. The Committee considers, adopts, reviews, and revises the various compensation plans, programs and guidelines, and reviews and determines all components of each executive officer’s compensation. The Committee also reports to, and receives feedback from, the full Board of Directors each quarter. With respect to CEO compensation, the determination of the Committee reflects advice and input from the full Board of Directors, and takes into account the full Board’s assessment of CEO performance.

The Role of the Compensation Consultant

The Committee retains Pearl Meyer & Partners (“PMP”) as an executive compensation consultant to provide benchmarking and comparative compensation analysis. PMP's findings and recommendations form part of the basis used in the ongoing review and design of the Company's compensation programs. Their analysis is normally performed annually in the case of the Company's CEO, CFO and business unit Presidents, and periodically with respect to other members of the senior management team. Analyses completed by PMP in late 2018 and early 2019 were considered by the Committee when establishing 2019 total direct compensation targets and base salary increases. In addition, PMP was retained in 2019 to provide compensation consulting services in connection with director compensation and the recruitment of senior executives, including Mr. Nolan.

The Role of Executive Officers

The Committee's Charter provides that input from management is expected, and in some instances required, in connection with the Committee's exercise of its responsibilities. Company management does make recommendations to the Committee from time to time regarding the elimination or modification of existing benefit plans, or the adoption of new plans. In addition, although the Committee has traditionally been responsible for reviewing and approving salary ranges for senior management, such ranges and changes are typically proposed to the Committee by the Company's CEO after consultation with personnel from the Company's Human Resources function.

Elements of Compensation

The Company's executive compensation program incorporates several components of compensation. Not every component need be granted, or made available, to all executives. Flexibility in the use of each discrete component provides the Committee the ability to adjust to changes in market conditions and for performance. This flexibility is evidenced in the Committee's practice of adjusting the allocation between long- and short-term compensation, and in its varying use of cash and non-cash elements. In 2019, the principal components of the executive compensation program were:

Base Salary

Annual base salary constitutes the core cash portion of the compensation for every member of management, including the NEOs. In determining the appropriate amount to be established as base salary, the Committee considers benchmarking data, the executive's past performance, his or her individual importance to the Company and internal equity.

Annual Incentive Plan

The Company provides certain managers an opportunity to earn an annual cash incentive bonus. These bonus opportunities are established pursuant to the Company's 2017 Incentive Plan. Although the amount of the bonus actually paid to a manager is determined by the Committee in its sole discretion, it is generally based on Company, business unit, and/or individual performance against established targets during the previous year. Target bonus opportunities are established as a percentage of base salary. The Committee generally excludes the senior management team (consisting of the CEO and approximately three to five top executives working most closely to him) from the annual cash incentive bonus, and did so again in 2019. Instead, the senior management team is granted MPP and APP Performance Awards, as described below. Participation in the annual cash incentive bonus program is limited to approximately 350-400 managers worldwide.

Under the annual incentive plan, a bonus at the targeted level is paid only if the Committee determines that the performance levels that it considers appropriate for the particular year have been achieved. Lesser cash incentives may be paid if such performance levels are not achieved, and larger incentives will be paid if performance exceeds such levels. Threshold performance levels are also established and performance below the threshold levels would generally result in no bonus being earned. Maximum performance levels are also established. The threshold, target and maximum performance levels are established by reference to the annual operating plan approved by the Board of Directors.

Performance Awards

Performance Awards are granted pursuant to the Company's 2017 Incentive Plans to the senior executive team only. They are designed to reward performance. In granting Performance Awards, the Committee considers (1) the alignment between the performance goals and the Company's business objectives, (2) advice from its executive compensation consultant regarding the total value of the awards as a percentage of total direct compensation, as well as the ideal frequency of various award outcomes, and (3) the amounts of Performance Awards actually earned in prior years.

The performance period for the short-term performance incentive awards granted in 2019 was the 2019 fiscal year. This annual performance period award (the “APP Performance Award”) entitled the recipient to receive between 0% and 200% of the target award, denominated as a dollar amount, based on the extent to which certain performance goals were attained during 2019. Once determined, the awards were paid out in full in cash in March 2020. The performance period for the long-term performance incentive awards granted in 2019 runs from January 1, 2019 through December 31, 2021. This multi-year performance period award (the “MPP Performance Award”) entitles the recipient to receive between 0% and 200% of the target award, denominated in shares, based on the extent to which certain cumulative performance goals were attained at the end of the three-year performance period. Once determined, the awards will be paid out in full in stock in early 2022.

When establishing performance goals for all performance-based incentive compensation, the Committee intends that there be a rather high probability that threshold levels would be met, and a rather low probability that maximum levels would be met. The performance measurement metrics and goals for the 2019 performance-based incentive compensation program were drawn from the annual operating plan approved by the Board of Directors for 2019.

Performance Phantom Stock

Performance Phantom Stock is granted pursuant to the Company's Performance Phantom Stock Plan (“Performance Phantom Stock Plan”). These grants function as a retention incentive, but with a performance component. The size of any grant is determined primarily on the basis of salary and grade level, internal equity, consideration of the employee's value to the Company, and the retentive effect of previously awarded incentives that remain outstanding. The number of units ultimately earned depends on Company performance measured against corporate-wide goals established at the beginning of the one-year performance period. Members of the senior management team have not participated in, and are not expected to participate in, this plan. These grants are targeted to approximately 125-150 top managers just below the senior management team, who also participate in the annual cash incentive bonus program.

Restricted Stock Units

Restricted Stock Units (“RSUs”) can be granted pursuant to the Company's Restricted Stock Unit Plan (“RSU Plan”) to function primarily as retention incentives, but they have been used only rarely since 2010. From time to time, however, both before and after 2011, the RSU Plan has been be utilized to make special grants to members of the senior management team as part of special executive retention incentives. In those times, grants have been made to individual members of the senior management team, under unique situations, and not to the group as a whole. In 2019 the Committee awarded two separate RSU grants, including one to Mr. Nolan. Mr. Nolan was awarded 4,190 units upon joining the Company on April 1, 2019.

Other Plans and Programs

In addition to the foregoing, the Company maintains a tax-qualified 401(k) defined contribution plan in which all U.S. employees are generally eligible to participate. Under the 401(k) plan, a participant is entitled to contribute up to 100% of his or her income (subject to IRS-imposed limitations). The Company will match contributions made by the employee under the Plan, up to a maximum of 5% of the employee's pre-tax income. The Company also maintains a profit-sharing plan for all eligible U.S. employees. Under the profit-sharing plan, the Company makes an additional, discretionary profit-sharing contribution to the accounts of eligible participants in the 401(k) plan. The amount of the contribution is generally determined using a formula similar to one used to determine the Company CEO's performance under his annual APP performance award. The actual amount is determined by the Committee in its sole discretion, and typically amounts to between 1% and 2.5% of each participant's annual salary. The contributions are made in cash and allocated to investments chosen by plan participants.

The Company maintains a tax-qualified defined benefit plan (i.e., a pension plan) in which all salaried and hourly U.S. employees who began their employment before October 1, 1998 participate. The Company also maintains a related supplemental executive retirement plan. NEOs who are U.S. employees and who were hired before such date accrued retirement benefits under these plans in accordance with their terms until February 28, 2009. These plans were both amended as of that date so that no additional benefits would accrue to any plan participant, effectively freezing the future benefits of any participant based on their years of service and highest earned salaries as of such date.

The amounts to which executives are entitled under these plans are dictated by the terms of the plans themselves. These are tax-qualified, nondiscriminatory plans, which apply equally to all eligible employees of the Company. The Committee is made aware of the accrued value of these entitlements when making determinations regarding executive compensation (including the NEOs), but an executive's benefits under these plans have generally had no direct bearing on its determinations. The Committee believes that the accumulation of benefits under these plans should have no impact on its objective of compensating individuals based upon their individual importance to the Company in achieving annual and strategic objectives.

Employees located outside of the United States may enjoy benefits under local government-mandated retirement or pension plans, as well as supplementary pension or retirement plans sponsored by local Company affiliates. Mr. Halftermeyer is the only NEO employed outside of the United States. As a French citizen serving as an employee of a Swiss subsidiary of the Company while on an international assignment, he accrues benefits under both a private pension plan maintained by the Swiss subsidiary as required by Swiss law, and as an expatriate under a French government-sponsored pension program. The Company pays both the employer and employee contributions to this program in order to maintain Mr. Halftermeyer's participation during his expatriation. The amounts paid by the Company toward both pension plans during 2019 are reported in the “Summary Compensation Table” on page 28, and the present value of the benefits accumulated under the Swiss private pension plan are reported in the “Pension Benefits” table on page 36.

Structuring the 2019 Compensation Program — Pay for Performance

The first step to determining 2019 compensation for NEOs was to establish a total direct compensation target for each executive. The Committee considers benchmarking data as well as the executive's past performance and his or her individual importance to the Company when establishing such targets. The Committee considers the total direct compensation target and base salary paid to similarly-situated executives at companies included in its benchmarking group (see page 23). It also notes the mean and median compensation paid to executives in the benchmarking group, and compares those amounts to the amounts awarded to the Company's own executives in prior years. The Committee generally seeks to establish total direct compensation targets at or around the 50th percentile of the benchmarking group.

Once total direct compensation targets are established, the Committee selects the compensation elements to be used, and allocates the targeted compensation among the selected components. In making these determinations, the Committee reviews the mix of the compensation paid to executives in the benchmarking group, focusing on long-term and short-term compensation, fixed and variable components, and the ratio of earned compensation paid as equity or cash. The Committee determined that the 2019 total direct compensation target opportunities for NEOs would be paid as base salary, and through short-term and long-term incentive compensation awards. The Committee then allocated how much of the total direct compensation target would be allocated to each component based on benchmarking data, internal equity and other considerations.

After the total direct compensation target was allocated among these components, the Committee established the performance measurement metrics and goals against which each NEO's performance would be judged to determine how much of the incentive compensation, if any, would be earned by that NEO at the end of 2019. Lastly, the Committee determined the form in which each component should be paid, if earned. Base salary and the short –term incentive award were both established as cash compensation, while long-term performance incentive awards was determined to be payable in equity.

2019 NEO Compensation Opportunities

Following the structure described above, the Committee established a total direct compensation target for each of the Company's NEOs for 2019 as follows:

NEO	2019 Total Direct Compensation Target	2018 Total Direct Compensation Target		% Change
Olivier Jarrault	$3,400,000		$3,100,000	9.6%
John Cozzolino	$1,400,000		$1,400,000	0%
Stephen Nolan	$1,498,750	$	N/A	N/A
Daniel Halftermeyer	$1,179,500		$1,150,000	2.5%
Charles Silva	$745,226		$647,000	15.4%
Alice McCarvill	$727,500		$710,000	2.5%

The Committee then determined the amount of the total direct compensation target that should be paid as base salary.

NEO	2019 Base Salary	% of Total Direct Target	2018 to 2019 % Change
Olivier Jarrault	$850,000	25%	9.6%
John Cozzolino	$456,187	32%	0%
Stephen Nolan	$545,000	36%	N/A%
Daniel Halftermeyer	$492,000	41.7%	2.5%
Charles Silva	$402,825	54%	2.5%
Alice McCarvill	$348,500	48%	2.5%

Lastly, the Committee determined the proper allocation between stock and cash for the performance awards. For 2019, the MPP Performance Award allocation was 100% stock, and a distinct target share opportunity was identified. The grant date share price was used to determine the actual number of shares for the MPP Performance Award stock target. For the APP Performance Award, the allocation was 100% cash, and a target dollar amount was identified in the award agreement. The following table sets forth the target opportunities established for each of the NEOs for the MPP Performance Award and the APP Performance Award.

NEO	APP Opportunity Cash	MPP Opportunity Shares
Olivier Jarrault	$850,000	21,670
John Cozzolino	$456,187	6,590
Stephen Nolan	$381,500	N/A
Daniel Halftermeyer	$274,700	5,264
Charles Silva	$161,130	2,311
Alice McCarvill	$174,500	2,610

Other Compensation Polices and Considerations

Timing of Awards and Grants

Base salary increases are determined by the Committee at its first meeting after completion of the fiscal year when all relevant data is available. This meeting typically occurs in February, with increases becoming effective in April. The Committee also typically approves Performance Award grants, annual cash incentive bonuses and Performance Phantom Stock grants at this meeting.

The Effect of Prior or Accumulated Compensation

When considering each element of compensation, the Committee reviews historic compensation summaries for each executive officer and other members of the senior management team. These summaries show all material elements of annual and long-term compensation actually earned by each executive in the immediate prior year and, depending on the executive's length of service, several years prior thereto. They also show the outstanding balances of RSU or Phantom Stock grants and any equity-based awards, and the unrealized gains on those balances. The Committee considers this information before approving new Performance Awards, base salary increases, or final annual cash incentive bonuses for the prior year. These summaries are used to determine how effectively past compensation practices satisfy the Committee's objectives.

Although these summaries provide insight into an executive's accumulated compensation, it is the Committee's view that neither the historical data nor any perceived wealth accumulation justifies a change in either the Committee's current compensation philosophy or the elements of compensation employed. It is the Committee's belief that an executive's accumulated compensation is the result of his or her achievement of a series of objectives over time. Furthermore, it is the Company's view that the effect of such accumulated compensation is not sufficient to call into question the Committee's objective of compensating individuals based on their individual importance to the Company in achieving strategic objectives. The Committee views “realizable” future compensation as having been earned by the employee based on past employment and performance. As a result, such “realizable” future compensation has generally had little, if any, bearing on the amount or timing of new compensation approved or awarded. The Committee does not believe that the compensation paid to its executives, including the NEOs, or any individual element of that compensation, is lavish or extraordinary.

Independence of Compensation Consultant and Identity of Benchmarking Group

For its 2019 benchmarking and comparative compensation analysis, the Committee again retained the services of PMP. The Committee has used the services of PMP since 2010. The Company paid PMP $47,945 for services during 2019 including such benchmarking and comparative compensation analysis as well as other services (see p. 18). The Committee routinely assesses the independence of PMP using criteria established by the New York Stock Exchange and has consistently determined them to be independent.

For 2019, PMP benchmarked individual compensation against a peer group of companies approved by the Committee in 2017. The peer group consisted of 20 publicly traded U.S. companies (identified below) in the same or related industries with comparable revenues, employees, and international operations. The benchmarking data used was derived from proxy statements filed by these companies prior to 2019, which explains why the list contains companies that are no longer publicly traded.

The peer group of comparable publicly traded U.S. companies consisted of the following:

Teledyne Technologies	ESCO Technologies Inc.	Curtiss-Wright Corporation
Incorporated	Donaldson Company, Inc.	Hexcel Corporation
Woodward, Inc.	Astronics Corporation	P. H. Glatfelter Company
Aerojet Rocketdyne	Kaman Corporation	Schweitzer-Maudit
Holdings, Inc.	HEICO Corporation	International, Inc.
Barnes Group, Inc.	Neenah Paper, Inc.	TriMas Corporation
Kadant, Inc.	Lydall, Inc.	Esterline Technologies
Tredegar Corp.	Xerium Technologies, Inc.	Corporation

Representatives from PMP communicate directly with members of management as needed, including the Company's CEO and personnel from the Human Resources function, with the acknowledgement and encouragement of the Committee. However, the consultant is retained by, instructed by, serves for, and reports to the Committee, and its main point of contact remains the Chairman of the Committee. Notwithstanding the use of a compensation consultant, the Committee is ultimately responsible for all compensation matters.

The Impact of Accounting or Tax Considerations

When confronted with a choice between two comparable forms of compensation, the Committee has in the past favored the form with the lower tax cost (to the employee and/or the Company), more favorable accounting treatment, or more favorable impact on the Company's borrowing cost pursuant to its primary revolving credit facility.

Equity Ownership Requirements or Guidelines

The Company's Board of Directors has adopted stock ownership guidelines for the Company's CEO, CFO and the Presidents of its business segments. Those guidelines provide that the CEO is expected to own and hold shares of the Company's Common Stock (Class A or Class B) equal in value to three (3) times current base salary. The others are expected to own and hold shares equal in value to at least their base salary. There is no deadline by which these such targets should be attained, but at any time that the value of one's holdings is less than his or her target, he or she will be expected to retain, in addition to all shares already owned, (1) all shares acquired upon the exercise of any stock options, and (2) all shares received upon a distribution of shares pursuant to the terms of any Performance Award (in each case, net of shares used, if any, to satisfy the exercise price, taxes, or commissions). Moreover, those subject to such guidelines are also expected to retain all future net grants of shares, except for sales approved by the CEO, or by the Board of Director in the case of a sale contemplated by the CEO.

Neither Mr. Jarrault nor Mr. Nolan had reached the applicable guideline by the end of 2019, but Mr. Halftermeyer did own shares of value equal to at least his base salary. At the time of his departure, Mr. Cozzolino also satisfied the guideline. During most of 2019 Mr. Jarrault was also filling the role of President of AEC. The Committee does not believe that adoption of share ownership guidelines for other officers is warranted at this time.

No officer, director or employee of the Company is permitted to purchase or use, directly, or indirectly, through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to offset or hedge any decrease in market value of Company securities.

Risk Assessment of Compensation Plans and Programs

During 2019, the Committee, after reviewing its compensation plans and programs, particularly those components which are employed as part of the incentive compensation plans for the NEOs and other executives, re-affirmed its prior determinations that such plans and programs are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee compiled an inventory of all executive compensation plans and programs globally and evaluated those plans and programs as potential contributors to Company risks. The conclusion is based on the finding that the Company's executive compensation structure consists of a balanced mix of components that utilize both equity and cash elements, impose caps on incentives, apply multiple performance measures, establish staggered performance and payout periods, and rely on the Committee's use of discretion in approving final awards. The Committee also noted the Company's policies related to severance, perquisites, and change-in-control provisions, as well as its adoption of clawback/recoupment mechanisms. During its discussion, the Committee recognized its own oversight responsibilities and noted that it requires all senior management incentive compensation calculations to be reviewed by its external auditor. It then determined that its practices, coupled with the structure of the executive compensation plans and programs, appropriately mitigate any risks associated with compensation programs.

Employment Contracts — Named Executive Officers

The Company entered into an Employment Agreement with Mr. Jarrault dated March 2, 2018, and amended July 25, 2018, March 15, 2019 and November 8, 2019 which provided that Mr. Jarrault would be hired as President and CEO commencing on March 2, 2018. The Agreement provided that employment could be terminated by either party at any time. It provided for an initial base salary of $775,000, and the award of restricted stock units pursuant to the Company's RSU Plan with a grant date value of $1.5 million, with one-third of that grant vesting on each of the first three (3) anniversaries of the grant. The Agreement also provided for an Annual Performance Award and Multi-year Performance Award, as more fully described above. The Agreement entitled Mr. Jarrault to four weeks of vacation with pay, or such greater amount as the Company's vacation policy applicable to executive officers provides and entitled him to participate in the Company's employee benefit plans, policies, and arrangements applicable to executive officers generally (including, for example, 401(k), health care, vision, life insurance, and disability); in each case, as the same may exist from time to time, as well as such perquisites as may from time to time be made generally available to senior executives of the Company. In addition, while the contract, as amended, required that Mr. Jarrault will relocate to Rochester, New Hampshire no later than March 31, 2020, it also provided that in the interim the Company would reimburse him for all temporary living expenses, including housing, transportation and meals, grossed up for tax purposes. The Agreement includes a severance provision that is more fully described below. As of December 31, 2019, the Company had not entered into employment contracts with any other NEO.

PART II

2019 EXECUTIVE COMPENSATION EARNED

Performance Award Metrics and Goals

The 2019 APP Performance Awards granted to NEOs contained performance measurement metrics and goals appropriate to that executive. In some cases, where appropriate, executives may share a metric and its related goal. The following tables set forth the metrics chosen for each NEO’s APP Performance Award, and the percentage that each metric counted toward the NEO’s overall performance. (The definitions of the listed metrics are contained in Exhibit A to this Proxy Statement.)

Jarrault, Cozzolino, Nolan, Silva & McCarvill
Performance Metric	Weight
1. 2019 AIN Adjusted EBITDA	70%
2. AIN Days Working Capital Reduction	10%
3. AIN TRIR	10%
4. AIN Compliance/ External Auditors	5%
5. AIN Compliance/ Internal Auditors	5%

Halftermeyer
Performance Metric	Weight
1. 2019 MC Adjusted EBITDA	70%
2. MC Days Working Capital Reduction	10%
3. MC TRIR	10%
4. MC Compliance/ External Auditors	5%
5. MC Compliance/ Internal Auditors	5%

The threshold, target and maximum goals for these metrics were as follows:

Performance Metric	Performance Metric Percentage Goals
	Threshold	Target	Maximum
1. 2019 AIN Adjusted EBITDA	= $138.12M	= $230.2M	= $322.28M
2. AIN Days Working Capital Reduction	= -11 days	= 1.5 days	= 26.5days
3. AIN TRIR	= 1.65 TRIRs	= 1.14 TRIRs	= 0.35 TRIRs
4. AIN Compliance/ External Auditors	To Be Calculated as Described in Exhibit A
5. AIN Compliance/ Internal Auditors	To Be Calculated as Described in Exhibit A

Performance Metric	Performance Metric Percentage Goals
	Threshold	Target	Maximum
1. 2019 MC Adjusted EBITDA	= $120.48M	= $200.8M	= $281.12M
2. MC Days Working Capital Reduction	= -11.5 days	= 1.0 days	= 26.0days
3. MC TRIR	= 1.25 TRIRs	= 0.90 TRIRs	= 0.35 TRIRs
4. MC Compliance/ External Auditors	To Be Calculated as Described in Exhibit A
5. MC Compliance/ Internal Auditors	To Be Calculated as Described IN Exhibit A

With the exception of Mr. Nolan, the following table sets forth the metrics chosen for each NEO’s 2019 MPP Performance Award, and the percentage that each metric counted toward overall performance. In each case, these metrics are aggregated to reflect the three-year performance period, and the goals established as the cumulative projected results for each metric in 2019, 2020, and 2021. The Committee has determined that disclosing actual goals would result in competitive harm to the Company. Mr. Nolan was not granted a 2019 MPP Performance Award.

Jarrault, Cozzolino, Silva & McCarvill
Performance Metric	Weight
Aggregate AIN Adjusted EBITDA	100%

Halftermeyer
Performance Metric	Weight
1. Aggregate AIN Adjusted EBITDA	40%
2. Aggregate MC Adjusted EBITDA	60%

According to the applicable incentive plan and award agreements, the foregoing goals (including the threshold and maximum goals) are subject to subsequent adjustment in the event of unanticipated business developments during the applicable performance periods, such as acquisition or divestiture of business operations.

The Committee purposefully chose to utilize cash flow metrics in both the short-term and long-term performance incentive grants. It was the Committee’s determination that creating an incentive for the senior executive team based on cash flow was consistent with the Company’s goals and strategies, and that a three-year performance period created sufficient balance against a one-year performance period.

Achievement of Goals and Awards Earned

The Committee is responsible for reviewing performance against goals and establishing final incentive compensation payouts at the end of each performance period. It is at that point when the total direct compensation actually earned by the NEO can be determined. In early 2020, and based on the Company’s audited 2019 financial statements, and other corporate records, the Committee determined one-year performance versus threshold, target and maximum goals for each performance metric. The Committee determined 2019 AIN Adjusted EBITDA was $267.18 million, representing an achievement of 140.2% of goal; that the reduction in days working capital at the corporate level was 11.1 days, resulting in an achievement of 138.4% of goal; that the total recordable incident rate at the corporate level was 1.4, resulting in an achievement of 74.5% of goal, and that Company met its goals with regard to both the AIN Compliance/External Auditors and AIN Compliance/Internal Auditors metrics by having no material weaknesses in the report of external auditors and by having satisfactorily addressed the remediation of any applicable findings in the report of internal auditors, if any.

For Mr. Halftermeyer’s metric’s the determined 2019 MC Adjusted EBITDA was $215.6 million, representing an achievement of 118.4% of goal; that the reduction in days working capital at the corporate level was 9.2 days, resulting in an achievement of 132.8% of goal; that the total recordable incident rate at the corporate level was 1.14, resulting in an achievement of 65.7% of goal, and that Company met its goals with regard to both the MC Compliance/External Auditors and MC Compliance/Internal Auditors metrics by having no material weaknesses in the report of external auditors and by having satisfactorily addressed the remediation of any applicable findings in the report of internal auditors, if any.

Based upon the level of achievement of the foregoing performance measurement metrics, the Committee determined each NEO’s overall performance percentage achieved, and calculated the amount of APP Performance Award targets actually earned, as follows:

	Jarrault	Cozzolino	Nolan	Halftermeyer	Silva	McCarvill
Overall Performance Achievement	129.4%	129.4%	129.4%	112.7%	129.4%	129.4%
Cash Earned(1)	$1,099,900	$146,869	$370,246	$309,697	$208,502	$225,803

(1)	In the case of both Mr. Cozzolino and Mr. Nolan, the amount of cash shown as earned was following a reduction, on prorated basis, to reflect actual length of service during 2019.

The performance period for MPP Performance Awards granted in 2019 runs through December 31, 2021. The Company considers compensation earned under an MPP Performance Award to have been earned over the entirety of the performance period. However, 2019 was also the final year of the three-year performance period for MPP Performance Awards granted in 2017. Messrs. Cozzolino and Halftermeyer are the only NEOs who were granted an MPP Performance Award in 2017. The sole metric chosen for Mr. Halftermeyer’s 2017 MPP Performance Award, which counted for 100% toward his overall performance, was Aggregate Global MC Cashflow. There were two performance measurement metrics chosen for Mr. Cozzolino’s 2017 MPP Performance Award: Aggregate Global MC Cashflow and Aggregate Adjusted Global AEC EBITDA excluding R&D, each equally weighted at 50%. The threshold, target and maximum goals for the metrics are presented in the subsequent table.

Performance Metric	Performance Metric Percentage Goals
	Threshold	Target	Maximum
Aggregate Global MC Cashflow	= $299.1M	= $498.5M	= $697.9M
Aggregate Adjusted Global AEC EBITDA excluding R&D	= $132.96M	= $221.6M	= $310.2M

In early 2019, based on the Company’s audited financial statements for 2017 through 2019 (which include each year in the performance period), the Committee determined performance versus threshold, target and maximum goals for the foregoing performance metric. The Committee determined that Aggregate Global MC Cash Flow over the three-year period was $571.7 million, representing an achievement of 136.7% of target, and that the Aggregate Adjusted Global AEC EBITDA excluding R&D was $212.4 million, representing an achievement of 94.8% of target. Based on the level of achievement of that performance measurement metrics, the Committee determined that Mr. Halftermeyer’s overall performance percentage achieved and calculated the amount of his MPP Performance Award targets actually earned, as follows:

	Halfteremeyer	Cozzolino(1)
Overall Performance Achievement	136.7%	115.8%
Shares Earned	6,530	5,051
Cash Earned	$220,087	$170,231

(1)	The amount of Cash and Shares shown as earned by Mr. Cozzolino were following a reduction, on prorated basis, to reflect actual length of service during the three year performance period.

PART III

REQUIRED COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information concerning the compensation of the Named Executive Officers for 2017, 2018 and 2019.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Nonequity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation ($)		Total ($)

Olivier Jarrault, Former President and CEO	2018	645,833			3,000,000		804,875	(10)	—	183,444	(11)	4,634,152
	2019	831,250			1,700,000	—	1,107,460	(7)	—	240,262	(8)	3,878,972

John B. Cozzolino, Former Chief Financial Officer	2017	456,186			481,063	—	386,796	(9)	19,000	11,016	(10)	1,354,061
	2018	456,187			517,000	—	288,809	(11)	15,000	10,587	(12)	1,287,583
	2019	127,206			517,000	—	146,869	(13)	22,000	386,890	(14)	1,199,972

Stephen Nolan Chief Financial Officer	2018	408,750			753,467	—	377,806	(15)	—	60,618	(16)	1,600,640

Daniel A. Halftermeyer, President, Machine Clothing	2017	635,250	(17)		359,972	—	324,015	(18)	17,921	226,971	(17,19)	1,564,129
	2018	639,518	(20)		1,403,000	—	376,272	(21)	11,914	230,676	(20,22)	2,661,380
	2019	641,350	(23)		413,000	—	309,697	(24)	15,636	348,778	(23,25)	1,728,461

Charles J. Silva, Jr VP, General Counsel & Secretary	2017	382,221		117,350	114,511	—	4,860	(26)	34,000	14,767	(27)	667,709
	2018	390,305		164,818	126,291	—	6,875	(28)	23,000	14,671	(29)	725,960
	2019	400,369			181,274	—	216,062	(30)	64,000	15,431	(31)	877,136

Alice McCarvill EVP, Human Resources	2018	261,538		162,415	183,466	—	6,538	(32)	—	13,236	(33)	627,193
	2019	346,375			204,750	—	233,363	(34)	—	14,821	(35)	799,309

(1)

The figure provided represents the Annual Incentive Plan bonus earned, or any additional discretionary bonus awarded, during that year, if any, for performance during that year, but which was actually paid in the subsequent year.

(2)

The figure provided for each year represents the grant date fair value, in dollars, of (a) the target share amounts contained in any Performance Awards granted during that year under the 2011 Incentive Plan or 2017 Incentive Plan, (b) all Restricted Stock Units granted in that year under the Company's Restricted Stock Unit Plan, and (c) all Performance Phantom Stock granted in that year under the Company's Performance Stock Plan. In all cases, the total presented is the aggregate grant date fair value computed in accordance with FASB ASC Item 718.

(3)	No options have been granted since 2002.
(4)

The figure provided for each year represents the aggregate change in the actuarial present value of each NEO's (except Mr. Halftermeyer's) accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the prior year. The change is calculated between the pension plan measurement dates used by the Company for financial statement reporting purposes in each year. The figure also reflects any changes in actuarial assumptions. Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of these assumptions. The figure provided for Mr. Halftermeyer represents the change in present value of the private pension purchased for Mr. Halftermeyer through a Swiss insurance company in accordance with Swiss law (see footnote 4 to the “Pension Benefits” table on pp. 36). There were no above-market or preferential earnings during 2017, 2018 or 2019 for any of the NEOs under any deferred compensation plans.

(5)

Includes (a) profit-sharing of $2,750 under the Company's U.S. profit-sharing plan and (b) $802,125, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2018 and paid during 2019.

(6)

Includes (a) Company-matching contributions of $10,520 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan; and (b) a premium of $1,192 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer; and (c) expenses of $171,731 related to the NEO's temporary travel and housing, consisting of housing ($32,840), travel and living expenses ($78,588), car lease ($14,871) and tax adjustments ($45,432).

(7)

Includes (a) profit-sharing of $7,560 under the Company's U.S. profit-sharing plan; and (b) $1,099,900, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2019 and paid during 2020.

(8)

Includes (a) Company-matching contributions of $14,000 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,782 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer; and (c) expenses of $224,480 related to the NEO's temporary travel and housing, consisting of housing ($73,260), travel and living expenses ($62,835), car lease ($33,780) and tax adjustments ($54,605).

(9)

Includes (a) profit-sharing of $4,860 under the Company's U.S. profit-sharing plan; (b) $185,936, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan, in each case earned during 2017 and paid during 2018; and (c) $196,000, the target cash amount set forth in his MPP Performance Award granted in 2017 under the 2011 Incentive Plan, payable in 2020 based on performance during the three-year performance period.

(10)

Includes (a) Company-matching contributions of $9,504 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,512 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.

(11)

Includes (a) profit-sharing of $6,875 under the Company's U.S. profit-sharing plan; (b) 281,934, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2018 and paid during 2019.

(12)

Includes (a) Company-matching contributions of $9,503 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,084 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.

(13)	The actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2019 and paid during 2020.
(14)

Includes (a) severance payments of $380,155; (b) Company-matching contributions of $6,360 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan, (c) a premium of $361 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer, and (d) a taxable service award of $14.

(15)

Includes (a) profit-sharing of $7,560 under the Company's U.S. profit-sharing plan; (b) $370,246, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2019 and paid during 2020.

(16)

Includes (a) Company-matching contributions of $9,458 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan and (b) a premium of $971 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer and (c) relocation expenses of $35,631 and (d) tax adjustments $14,557.

(17)

Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.1284 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.016 dollars per Swiss franc, which are the rates used by the Company in its 2017 Consolidated Statements of Income and Retained Earnings.

(18)

Includes (a) $163,015, the actual cash award received relative to his APP Performance Award granted under the 2011 Incentive Plan earned during 2017 and paid during 2018; and (b) $161,000, the target cash amount set forth in his MPP Performance Award granted in 2017 under the 2011 Incentive Plan, payable in 2020 based on performance during the three-year performance period.

(19)

Includes (a) a premium of $27,855 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $105,825 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $38,096 was the officer's employee contribution paid by the Company); (c) expenses of $91,491 related to the NEO's international assignment, consisting of housing ($59,375) and tax adjustments ($32,116); and (d) perquisites of $1,800, valued on the basis of the taxable benefit for the private use of a Company car.

(20)

Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.18085 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.02247 dollars per Swiss franc, which are the rates used by the Company in its 2018 Consolidated Statements of Income and Retained Earnings.

(21)	Represents the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan earned during 2018 and paid during 2019.
(22)

Includes (a) a premium of $27,052 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $112,146 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $40,361 was the officer's employee contribution paid by the Company); (c) expenses of $89,674 related to the NEO's international assignment, consisting of housing ($59,753) and tax adjustments ($29,921); and (d) perquisites of $1,840, valued on the basis of the taxable benefit for the private use of a Company car.

(23)

Represents either the amount paid in euros, translated into U.S. dollars at the rate of 1.11954 dollars per euro, or the amount paid in Swiss francs, translated into U.S. dollars at the rate of 1.00650 dollars per Swiss franc, which are the rates used by the Company in its 2018 Consolidated Statements of Income and Retained Earnings.

(24)	Represents the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan earned during 2019 and paid during 2020.
(25)

Includes (a) a premium of $21,665 paid by the Company with respect to maintenance of private Swiss health insurance coverage; (b) contributions of $236,732 to maintain the NEO in French social programs, including state pension schemes, during his expatriation (of which approximately $36,776 was the officer's employee contribution paid by the Company); (c) expenses of $88,462 related to the NEO's international assignment, consisting of housing ($58,820) and tax adjustments ($29,642); and (d) perquisites of $1,919, valued on the basis of the taxable benefit for the private use of a Company car.

(26)	Consists of profit-sharing of $4,860 under the Company's U.S. profit-sharing plan.
(27)

Includes (a) Company-matching contributions of $13,450 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan and (b) a premium of $1,267 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.

(28)	Consists of profit-sharing of $6,875 under the Company's U.S. profit-sharing plan.
(29)

Includes (a) Company-matching contributions of $13,750 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan and (b) a premium of $921 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer..

(30)

Includes (a) profit-sharing of $7,560 under the Company's U.S. profit-sharing plan; (b) $208,502, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2019 and paid during 2020.

(31)

Includes (a) Company-matching contributions of $14,000 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan, (b) a premium of $950 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer and (c) a taxable award of $481.

(32)	Consists of profit-sharing of $6,538 under the Company's U.S. profit-sharing plan.
(33)

Includes (a) Company-matching contributions of $12,226 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan; an d(b) a premium of $1,010 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.

(34)

Includes (a) profit-sharing of $7,560 under the Company's U.S. profit-sharing plan; (b) $225,803, the actual cash award received relative to his APP Performance Award granted under the 2017 Incentive Plan, in each case earned during 2019 and paid during 2020.

(35)

Includes (a) Company-matching contributions of $14,000 to the officer's account under the Company's ProsperityPlus 401(k) defined contribution plan; an d(b) a premium of $821 paid by the Company with respect to life or other insurance for the benefit of the officer or beneficiaries designated by the officer.

CEO Pay Ratio

We are required to disclose:

•

the median annual total compensation of all of our employees, excluding our CEO;

•

the annual total compensation of our CEO; and

•

the ratio between those two amounts

Mr. Jarrault’s total compensation for 2019 as reported in the Summary Compensation Table above was $3,878,972. Using the same format, the following table presents the median annual total compensation of all our employees in 2019 (excluding Mr. Jarrault):

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Median Employee(1)	2019	37,593	0	0	0	912	(2)	32,412	21,182	(3)	92,099

(1)

All amounts shown represents the amount paid in Canadian dollars, translated into U.S. dollars at the rate of 0.75376 US. dollars per Canadian dollar, which is the rate used by the Company in its 2019 Consolidated Statements of Income and Retained Earnings.

(2)	Represents payout of a plant-wide quality and production bonus.
(3)

Includes (a) a Company-matching contribution of $982 under the employee's account under the Canadian subsidiary's defined contribution savings plan, (b) premiums totaling $1,983 paid by the Company with respect to life and other insurance for the benefit of the employee or her beneficiaries, (c) contributions of $3,914 to maintain the employee in Canadian social programs, including state health and pension schemes, (d) premiums totaling $1,962 for supplemental health and dental plans for the benefit of employee and her family, (e) payment of a vacation premium of $6,756, and (f) a defined contribution pension contribution of $5,585.

The ratio of the two amounts is 42:1.

To perform this calculation, we started with the total number of employees working for the Company and its subsidiaries worldwide as of November 1, 2017; we used our entire worldwide employee population, and did not use statistical sampling. We then determined total compensation paid to each employee for all of 2017, excluding only changes in value of any vested pension benefits, as we concluded that it would have been extremely burdensome to determine such changes for all employees. Each employee's total compensation was then translated into U.S. dollars using the exchange rate applicable to each employee's country of employment, as used by the Company in its 2017 Consolidated Statements of Income and Retained Earnings. On this basis, we determined that our median employee, for the purposes of this disclosure, was an employee of our Canadian subsidiary in Perth, Ontario, who had a vested pension benefit.

As is permitted by the applicable regulations, we have used this same employee as the comparator for the purposes of this 2019 disclosure. The above table sets forth her compensation during 2019 translated into U.S. dollars using the Canadian exchange rate used by the Company in its 2019 Consolidated Statements of Income and Retained Earnings., including the change in the value of her pension during 2019 excluding any cost-of-living or annualization adjustments.

Grants of Plan-Based Awards

	Estimated Future Payouts Under Nonequity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities or Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Value of Stock and Option Awards(5) ($)
Olivier Jarrault	2/22/19	425,000	855,000	1,700,000	10,835	21,670	43,340					1,700,000

John Cozzolino	2/22/19	227,0000	454,000	908,000	3,295	6,590	13,180					517,000

								4,190	(3)
Stephen Nolan	4/1/19	190,750	381,500	763,000				6,285	(4)			753,467

Daniel Halftermeyer	2/22/18	137,350	274,700	549,400	2,632	5,264	10,529					413,000

Charles Silva	2/22/19	80,565	161,130	322,260	1,155	2,311	4,621					181,271

Alice McCarvill	2/22/19	87,250	174,500	349,000	1,305	2,610	5,220					204,750

(1)	Each award represents the target cash amount established for the officer in early 2019 in the APP Performance Awards granted to that officer under the 2017 Incentive Plan.
(2)	Awards represent the target share amount established for each officer in the MPP Performance Awards, consisting of a target number of shares of Class A Common Stock.

Each Performance Award entitled the NEO to receive from 50% (for attaining performance at the threshold level) to as much as 200% (for attaining performance at the maximum level) of such target, based on the extent to which he or she attained certain performance goals during the performance periods. The performance conditions at each of the threshold, target, and maximum levels in the Performance Awards granted to each of the NEOs are described above (see pp. 25). The APP Performance Award agreements provide that a recipient whose employment terminated for any reason during 2019 would not be entitled to any portion of the award. The MPP Performance Award agreements provide that a recipient whose employment terminated for any reason during the three-year performance period would be entitled to a pro-rata portion of the foregoing awards. After 2019, the extent to which performance goals were attained under the APP Performance Award agreements was determined, and the actual number of shares awarded to each NEO is set forth in this proxy statement in the table titled “Outstanding Equity Awards At Fiscal Year End” on page 33.

(3)

Awards made under the RSU Plan in 2019. Upon vesting, each RSU is paid in full in cash, in an amount equal to the average closing price of one share of the Company's Class A Common Stock during a specified period preceding the vesting/payment date. In lieu of cash dividends, the holder of the RSUs is credited with additional RSUs equal to the number of shares of Class A Common Stock having the same value on the dividend payment date as the aggregate dividends that would be payable on shares of Class A Common Stock equal in number to the RSUs held by such holder.

(4)

Awards represent the target share amount established for the NEO in an Incentive Award Agreement granted in 2019 pursuant to the 2017 Incentive Plan, consisting of a specific number of shares of Class A Common Stock.

The Award entitles the NEO to receive 100% of the listed shares, provided he meets a service requirement that he remain employed with the Company for the entirety of the service period. The service period runs from April 1, 2019 to March 31, 2022. There is no performance metric, and therefore no threshold or maximum performance attainment levels. Should his employment terminate for any reason during the service period, he would not be entitled to any portion of the award. Dividends do not accrue to the award.

(5)

Computed by adding grant date fair value of the MPP Performance Award, plus the grant date fair value of the RSU award, if any, plus the grant date fair value of the incentive award share target, if any. In accordance with FASB ASC Topic 718, the grant date fair value of the MPP Performance Award targets was determined to be the product of the target number of shares awarded multiplied by $78.45, the closing market price on February 22, 2019, the grant date of the Performance Awards, as it was expected that the probable outcome of the performance conditions would lead to the achievement of the target number of shares. The grant fair value of the RSU award and Incentive Award were determined by the product of the number of units granted multiplied by $71.93, the closing market price on April 1, 2019, the grant date to Mr. Nolan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value(1) of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market(1) or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Olivier Jarrault	—	—	—	—	—	—		—	23,396	(2)	1,776,224
	—	—	—	—	—	—		—	21,670	(3)	1,645,180
	—	—	—	—	—	16,003	(4)	1,214,948	—		—

John Cozzolino	—	—	—	—	—	—		—	5,051	(5)	383,472
	—	—	—	—	—	—		—	7,804	(2)	592,480
	—	—	—	—	—	—		—	6,590	(3)	500,313

Stephen Nolan	—	—	—	—	—	4,208	(6)	319,471	—		—
	—	—	—	—	—	—		—	6,285	(7)	477,157

Daniel Halftermeyer	—	—	—	—	—	—		—	6,530	(5)	495,758
	—	—	—	—	—	—		—	6,083	(2)	461,821
	—	—	—	—	—	—		—	5,264	(3)	399,643
	—	—	—	—	—	8,679	(8)	658,910	—		—

Charles Silva	—	—	—	—	—	—		—	2,311	(3)	175,451
	—	—	—	—	—	603	(9,10)	45,780	—		—
	—	—	—	—	—	1,494	(9,11)	113,424	—		—
	—	—	—	—	—	1,321	(9,12)	100,290	—		—
	—	—	—	—	—	1,880	(9,13)	142,730	—		—

Alice McCarvill	—	—	—	—	—	—		—	2,610	(3)	198,151
	—	—	—	—	—	3,005	(9,13)	228,140	—		—

(1)	Based on closing market price on December 31, 2019, of $75.92.
(2)

Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2018 under the 2017 Incentive Plan. This share target is earned based on performance during 2018, 2019 and 2020, and paid in 2021. None of the balance reported was earned as of December 31, 2019.

(3)

Represents the share target opportunity established in the MPP Performance Award granted to the NEO in 2019 under the 2017 Incentive Plan. This share target is earned based on performance during 2019, 2020 and 2021, and paid in 2022. None of the balance reported was earned as of December 31, 2019. These awards are a part of those included in the “Grants of Plan-Based Awards” table on page 32.

(4)

Restricted Stock Units granted under the Restricted Stock Unit Plan. One-half of the balance vested and was paid to Mr. Jarrault's upon his separation from service. The remainder was forfeited and cancelled.

(5)

Represents the shares actually earned by the NEO with respect to the MPP Performance Award granted to the NEO in 2017 under the 2011 Incentive Plan. The shares were earned based on performance during 2017, 2018 and 2019, and paid in 2020. None of the balance reported was earned as of December 31, 2019. As of January 1, 2020, 100% of the balance reported became vested, and these balances were distributed, in stock, on or about March 15, 2020.

(6)

Restricted Stock Units granted under the Restricted Stock Unit Plan. One-third of the balance will vest and be payable on April 1 in each 2020, 2021 and 2022. These awards are a part of those included in the “Grants of Plan-Based Awards” table on page 32.

(7)

Represents the share target opportunity in an Incentive Award granted to the NEO in 2019 under the 2017 Incentive Plan. The award is not performance based, and the shares are earned upon the NEO's continued employment through March 31, 2022. None of the balance reported was earned as of December 31, 2019. These awards are a part of those included in the “Grants of Plan-Based Awards” table on page 32.

(8)	Restricted Stock Units granted under the Restricted Stock Unit Plan. One-half of the balance will vest and be payable on September 1 in each 2020, and 2021.
(9)	Performance Phantom Stock granted under the Performance Stock Plan.
(10)	The balance reported will vest and be payable on March 15, 2020.
(11)	One-half of the balance reported will vest and be payable on March 15 in each 2020 and 2021.
(12)	One-third of the balance reported will vest and be payable on March 15 in each 2020, 2021 and 2022.
(13)	One-fourth of the balances will vest and become payable on March 15 in each 2020, 2021, 2022 and 2023.

Description of Equity Awards

Equity awards referred to in the foregoing table include the following:

Stock Options. All of the options in the foregoing table were granted prior to 2002. Each option is fully vested and exercisable. The exercise price of each option is the fair market value of the Company's Class A Common Stock on the date of grant.

Restricted Stock Units. RSUs granted under the RSU Plan are, upon vesting, paid in full in cash, in an amount equal to the average closing price of one share of the Company's Class A Common Stock during a specified period preceding the vesting/payment date. No shares of Class A Common Stock are issued or issuable under the RSU Plan. There is no exercise price. In lieu of cash dividends, a holder of RSUs is credited with additional RSUs equal to the number of shares of Class A Common Stock having the same value on the dividend payment date as the aggregate dividends that would be payable on shares of Class A Common Stock equal in number to the RSUs held by such holder. (The crediting of such dividends is reflected in the above table.) RSU awards generally vest as to 20% of the awarded units on each of the first five anniversaries of the date of grant, but only if the holder is then employed by the Company or a subsidiary. However, differing vesting schedules are permitted under the terms of the RSU Plan and have been used in special circumstances; such was the case with a special executive-retention or recruitment incentives implemented for certain key executives from time to time. In the event of termination of employment, all unvested RSUs terminate without payment, except that in the case of voluntary termination after age 62, death, disability, or involuntary termination, one-half of all unvested RSUs automatically vest and are paid at termination.

Performance Phantom Stock. Grants under the Performance Phantom Stock plan are denominated as share targets, but no shares of Class A Common Stock are actually issued or issuable under the Plan, nor is there an exercise price. Instead, upon vesting, the earned shares are paid in full in cash, in an amount equal to the average closing price of one share of the Company's Class A Common Stock during a specified period preceding the vesting/payment date. Each award entitles the recipient to earn and be credited with between 0% and 150% of the target award, based on the extent to which he or she attained certain performance goals during the annual performance period. Once the number of shares earned is determined, the awards generally vest as to 20% of the earned shares on the last day of February in each of the first five years following the performance period, but only if the holder is then employed by the Company or a subsidiary. Award recipients are not credited with additional shares based upon the payment of dividends. The performance period for the 2019 grants runs from January 1, 2019 through December 31, 2019, and payout on earned shares runs through February 2024.

Performance-based Incentive Awards. The performance-based incentive awards described in the foregoing table were granted under the Company's 2017 Incentive Plan.

Beginning in 2010, the performance-based incentive awards were structured in the form of the APP and MPP Performance Awards described above. Through 2017, these awards established both share and cash targets, which are paid out as denominated when earned. However, beginning in 2018 The APP Performance Award is paid completely in cash and the MPP Performance Award is paid completely in equity. An APP Performance Award is cancelled if the recipient's employment is terminated for any reason during the performance period. If the employment is terminated after the performance period, but prior to distribution of the award, the recipient is entitled to receive 100% of the earned award on the distribution date provided his or her employment is not terminated for “cause.” A recipient whose employment is terminated for “cause” forfeits any payments not yet paid, unless the Committee or, if required, a Performance Committee of the Board determines otherwise in its absolute discretion. An MPP Performance Award is cancelled only in the event the recipient's employment is terminated for “cause,” in which case he or she would not be entitled to any payments unless the Committee or a Performance Committee of the Board determines otherwise in its absolute discretion. In the event a recipient's employment is terminated for any other reason, the MPP Performance Award is not cancelled but the vesting ceases as of the date of termination. The recipient would then be entitled to a pro-rata payment for the amount that vested. Such payment would be based on achievement of the performance goals at the end of the performance period and would be made on the distribution date established in the award.

Option Exercises and Stock Vested

Option Awards	Stock Awards	Stock Awards

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Olivier Jarrault	—	—	—		—	7,937	(1)	552,086

John B. Cozzolino	300	16,167	—		—	7,595	(2)	551,549

Daniel A. Halftermeyer	—	—	4,325	(1)	348,508	7,870	(2)	571,519

Charles Silva	—	—	2,733	(3)	189,899	—		—

Alice McCarvill	—	—	751	(3)	52,309	—		—

(1)	Vesting of Restricted Stock Units granted pursuant to the Company's Restricted Stock Unit Plan. Amounts reported as “Value Realized on Vesting” were distributed in cash to the NEO during 2019.
(2)

Vesting of share target under the MPP Performance Award granted to the NEO in 2016 pursuant to the

2011 Incentive Plan Amounts reported as “Value Realized on Vesting” were distributed in stock to the NEO during 2019.

(3)	Vesting of Performance Phantom Stock granted pursuant to the Company’s Performance Stock Plan. Amounts reported as “Value Realized on Vesting” were distributed in cash to the NEO during 2019.

Pension Benefits

Name(1)	Plan Name	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(3) ($)	Payments During Last Fiscal Year ($)
John B. Cozzolino	PensionPlus	14.75	133,000	—
	Supplemental Executive Retirement Plan	—	—	—
	Qualified Supplemental Retirement Benefits	—	26,000	—

Daniel A. Halftermeyer(4)	—		151,636	—

Charles J. Silva	PensionPlus	15.17	366,000	—
	Supplemental Executive Retirement Plan	—	12,000	—
	Qualified Supplemental Retirement Benefits	—	—	—

(1)

The Company's PensionPlus Plan and Supplemental Executive Retirement Plan were closed to new employees, effective October 1, 1998. Messrs. Jarrault and Nolan, and Ms. McCarvill, all joined the Company after the plans were closed and have no reportable pension benefits. They are therefore omitted from the table.

(2)	Where noted, credited service is the same as actual service through February 28, 2009.
(3)

Except for Mr. Halftermeyer, the values of the pension benefits reported above are the present values of benefits expected to be paid in the future. The actuarial assumptions used to determine these values are the same as are used in the Company's financial statements, except that the assumed retirement age for purposes of this table is the earliest unreduced retirement age as defined in the relevant plan. Present values are determined as of the Company's measurement date for pension purposes (December 31, 2019). (Reference is made to Note 4 of the Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of these assumptions.) Each amount assumes that the form of payment will be a single life annuity.

(4)

As a non-U.S. employee, Mr. Halftermeyer does not participate in the U.S. PensionPlus Plan, the Supplemental Executive Retirement Plan or the Qualified Supplemental Retirement Plan. Instead, as Mr. Halftermeyer is a French citizen working for a company affiliate in Switzerland, the Company is required by Swiss law to maintain a private pension for his benefit. The private pension is purchased through an insurance company. The Company's Swiss subsidiary is required to make defined premium contributions. The premium paid by the Company in 2019 was CHF 7,663 or $7,713 using the conversion rate of 1.00650 U.S. dollars per Swiss franc, which is the rate used by the Company in its 2019 Consolidated Statements of Income and Retained Earnings. The policy was first purchased in 2007. The present value of the accumulated benefit is set forth in the table above (and has been translated into U.S. dollars at the rate of 1.03355 U.S. dollars per Swiss Franc, which was the applicable conversion rate as of December 31, 2019). In addition, Mr. Halftermeyer continues to participate in a French state-mandated social scheme as an expatriate. The Company contributes both the employer's and employee's share of the legally required contribution under this scheme. In early 2019, the Company paid €91,276, or $102,186 using the conversion rate of 1.11954 U.S. dollars per euro, which is the rate used by the Company in its 2019 Consolidated Statements of Income and Retained Earnings. This contribution covered the period from October 2018 through September 2019. Of this amount, approximately $36,776 was the employee's required contribution, which the Company assumed as part of the international assignment.

PensionPlus Plan. The Company's U.S. PensionPlus Plan, applicable to all salaried and most hourly employees in the United States who began employment on or before October 1, 1998, provides generally that an employee who retires at his or her normal retirement age (age 65) will receive a maximum annual pension equal to the sum of (a) 1% of his or her average annual base compensation for the three most highly compensated consecutive calendar years in his or her last ten years of employment (the “High Three Average”) times his or her years of service (up to 30) before April 1, 1994; plus (b) 0.5% of the amount by which his or her High Three Average exceeds a Social Security offset ($41,623 in 2009) times his or her years of service (up to 30) before March 31, 1994; plus (c) 1% of his or her High Three Average times years of service (up to 30) between March 31, 1994, and January 1, 1999; plus (d) 0.75% of such High Three average times years of service (up to 30) after December 31, 1998; plus (e) 0.25% of such High Three Average times years of service in excess of 30. The Plan was amended effective February 28, 2009, to freeze the accrual of any new benefits. As a result, no participant has accrued any additional pension creditable service after that date, and the High Three Average is now determined in reference to the last ten years of employment prior to February 28, 2009.

Annual base compensation in any year used to determine a participant's High Three Average is the rate of base earnings of such participant as of January 1 of such year. It does not include other cash compensation (such as annual cash bonuses) or noncash compensation.

Section 415 of the Internal Revenue Code places certain limitations on pensions that may be paid under federal income tax qualified plans. Section 401 of the Code also limits the amount of annual compensation that may be used to calculate annual benefits under such plans. The effect of such limits is reflected in the amounts reported as the present value of benefits accumulated under the PensionPlus Plan.

The PensionPlus Plan permits early retirement at or after age 55 with at least ten years of service. Of the NEOs who participate in the Plan, only Mr. Silva is eligible for retirement under the PensionPlus Plan. In general, provided that payment of benefits does not commence until the normal retirement age of 65, the pension of a participant retiring early will be calculated in the same manner as described above, taking into account years of service up to February 28, 2009, and such participant's High Three Average prior to that date. A participant eligible for early retirement may also elect to commence benefits on or after his or her early retirement date and prior to age 65 in an amount that is the actuarial equivalent of his or her normal retirement benefit.

Supplemental Executive Retirement Plan. The Company's unfunded Supplemental Executive Retirement Plan is intended to replace any PensionPlus benefits that a participant is prevented from receiving due to the Section 415 limits on pensions or the Section 401 limits on annual compensation used to calculate PensionPlus benefits. All plan participants affected by such limitations are eligible to receive benefits under the unfunded Supplemental Executive Retirement Plan. In other words, the pension formula described above is used to determine aggregate benefits under both plans — the portion that is not payable under the PensionPlus Plan due to the foregoing limits is payable under the Supplemental Executive Retirement Plan. The allocation is made on the basis of IRS regulations in effect on the valuation date. The Executive Retirement Plan was also amended effective February 28, 2009 to freeze the accrual of any new benefits.

Qualified Supplemental Retirement Benefits. Certain employees of the Company who were active on June 30, 2002, are entitled to receive additional qualified supplemental retirement (“QSR”) benefits under the PensionPlus Plan. On June 30, 2002, each covered employee was credited with an initial account balance in a specified amount. Each such participant had participated in deferred compensation plans maintained by the Company on or before such time, pursuant to which he or she could defer the receipt of earned cash compensation until retirement or other events. Amounts deferred earned interest at rates approved from time to time by the Compensation Committee. In each case, the amount initially credited to such employee's QSR account was equal to an amount of deferred compensation (including interest) to which he or she was entitled but which he or she agreed to renounce. Each QSR account is credited with interest at 8.5% annually until retirement, at which time the QSR account value is payable in the form of an actuarially equivalent single life annuity or, at the election of the participant, in a single lump sum.

Nonqualified Deferred Compensation

There were no executive or Company contributions, or interest or other earnings, during 2019 under any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified, nor did any NEO receive any withdrawals or distributions during, or have any account as of the end of, 2019.

Plan-based Compensation

Stock Options. There were no unexercisable options as of December 31, 2019 that would become exercisable upon the involuntary termination or retirement of any NEO.

Restricted Stock, Phantom Stock and Performance-based Awards. The following chart indicates what the effect on RSUs, Phantom Stock and earned performance-based incentive awards in the accounts of each NEO would have been upon the occurrence of (a) termination of employment involuntarily on December 31, 2019, without cause, or (b) in the case of any NEO who had attained age 62 at the time, a voluntary or involuntary termination of employment on such date, without cause. (All of these awards are reported in the table entitled “Outstanding Equity Awards at Fiscal Year-End” on page 33.) Mr. Cozzolino is omitted from this table because he had already left the Company prior to December 31, 2019.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Number of Shares or Units of Stock That Would Vest Upon Such Termination (#)		Value of Shares or Units of Stock That Would Vest Upon Such Termination(1) ($)

Olivier Jarrault	21,670	(2)	7,223	(3)	584,341
	23,396	(4)	15,597	(5)	1,184,155
	16,003	(6)	8,002		607,474

Stephen Nolan	4,208	(6)	2,104		159,736
	6,285	(7)	0		0

Daniel Halftermeyer	5,264	(2)	1,754	(3)	133,201
	6,083	(4)	4,056	(5)	307,896
	6,530	(8)	6,530	(9)	495,758
	8,679	(6)	4,340		329,455

Charles Silva	2,311	(2)	770	(3)	58,478
	5,298	(9)	2,649		201,112

Alice McCarvill	2,610	(2)	870		66,044
	3,005	(9)	1,503	(3)	114,070

(1)	Based on the closing market price on December 31, 2019 of $75.92.
(2)

Represents the number of shares established as the target share opportunity in the NEO's MPP Performance Award granted in 2019 under the 2017 Incentive Plan. This target share award is earned based on performance during 2019, 2020 and 2021, and paid in 2022. None of the balance reported was earned as of December 31, 2019.

(3)

Represents one-third of the target share award in the NEO's MPP Performance Award granted in 2019 under the 2017 Incentive Plan. Although not earned as of December 31, 2019, the award vests pro rata on a daily basis during the three-year performance period. Thus, in the event of termination for any reason other than for cause, this award would not be canceled. Instead, the NEO would be entitled to a payout in 2022 of the shares vested through the date of termination, adjusted to reflect the level of achievement of the performance goals. For the purpose of this disclosure, the Company has assumed 100% achievement of the three-year performance goal and termination as of December 31, 2019.

(4)

Represents the number of shares established as the target share opportunity in the NEO's MPP Performance Award granted in 2018 under the 2017 Incentive Plan. This target share award is earned based on performance during 2018, 2019 and 2020, and paid in 2021. None of the balance reported was earned as of December 31, 2019.

(5)

Represents two-thirds of the target share award in the NEO's MPP Performance Award granted in 2018 under the 2017 Incentive Plan. Although not earned as of December 31, 2019, the award vests pro rata on a daily basis during the three-year performance period. Thus, in the event of termination for any reason other than for cause, this award would not be canceled. Instead, the NEO would be entitled to a payout in 2021 of the share that vested through the date of termination, adjusted to reflect the level of achievement of the performance goals. For the purpose of this disclosure, the Company has assumed 100% achievement of the three-year performance goal and termination as of December 31, 2019.

(6)	RSUs granted under the RSU Plan in connection with a special executive retention incentive. For these grants, amounts shown as vesting upon termination are payable at such time, in cash.
(7)

Represents the number of shares established as a target opportunity in an Incentive Award granted to the NEO in 2019 under the 2017 Incentive Plan. The award is not performance based, and only requires the NEO's continued employment through March 31, 2022. If employment terminates for any reason before then, the award never vests and is forfeited.

(8)

Represents the number of shares actually earned pursuant to the MPP Performance Award granted to the NEO in 2017 under the 2011 Incentive Plan based on performance during 2017, 2018 and 2019. The award vested pro rata on a daily basis during the three-year performance period. Thus, in the event the NEO had been terminated for any reason other than for cause on December 31, 2019, the NEO would nevertheless have been entitled to a payout in 2020 of the shares set forth.

(9)	Performance Phantom Stock granted under the Performance Phantom Stock Plan prior to 2019. For these grants, amounts shown as vesting upon termination are payable at such time, in cash.

Potential Payments upon Termination or Change in Control

Termination/Severance

Mr. Jarrault

The Committee believes that under certain circumstances, severance agreements are appropriate for the attraction and retention of executive talent, consistent with the practices of peer companies. This was particularly true in the case of Mr. Jarrault.  The Committee felt a severance provision was warranted in order to induce Mr. Jarrault to become the Company's CEO. His employment agreement (see page 24) provides that in the event his employment is terminated for any reason, he would be entitled to: (a) any unpaid base salary accrued to the effective date of termination; (b) any unpaid but earned and accrued annual cash bonus for the portion of the year in which the termination of employment occurred, and for any completed prior year for which the annual cash bonus has not been paid; (c) benefits or compensation required to be provided after termination pursuant to, and in accordance with the terms of, any employee benefit plans, policies, or arrangements applicable to him; (d) any unreimbursed business expenses incurred prior to termination and required to be reimbursed pursuant to the Company's policy; and (e) any rights to indemnification to which he may be entitled under the Company's Articles of Incorporation or By Laws. In addition, in the case of termination by the Company without Cause, or if the Mr. Jarrault's employment is terminated by himself for Good Cause, he would be entitled to receive an amount equal to twice his annual base salary at the time of termination plus twice his APP Performance Award target amount, payable in 24 equal monthly installments. His right to receive these additional severance payments would be contingent upon his continuing compliance with confidentiality and non-disparagement provisions in the agreement, and upon his having executed and delivered to the Company a release of any and all claims relating to his termination. For purposes of the agreement, “cause” would be deemed to exist upon any of the following, if determined by a majority of the members of the Company's Board of Directors in their sole discretion: (i) the indictment of Mr. Jarrault for, or the entry of a plea of guilty or nolo contendere by him to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on his part that could reasonably be considered to reflect negatively on the Company or compromise the effective performance of his duties as determined by the Board in its sole discretion; (iii) willful misconduct on his part in connection with his duties or willful failure to use reasonable effort to perform substantially his responsibilities in the best interest of the Company (including, without limitation, breach by his employment agreement), except in cases involving mental or physical incapacity or disability; (iv) his willful violation of the Company's Business Ethics Policy, Code of Ethics or any other Company policy that could  reasonably be considered to reflect negatively on the Company or compromise the effective performance of his duties as determined by the Board in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by him; (vi) his undertaking of a position or any activity in or in furtherance of competition with Company during his employment with the Company Term; (vii) his having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his duties; or (viii) his having wrongfully and substantially enriched himself at the expense of the Company. And, also for the purposes of the Agreement, “Good Cause” for termination would exist as a consequence of , and following: (i) a material adverse change in his authority and responsibilities without his consent, (ii) a material reduction in his compensation, not proportionally and similarly affecting other senior executives, without his consent, (iii) the failure of the Company or any successor to fully honor the terms of any contractual agreements with him, or (iv) a Change in Control (as defined in the agreement); provided, that, in the case (i), (ii) or (iii), Mr. Jarrault would first be required to deliver written notice to the Company of his intention to terminate his employment for Good Cause within 90 days of the event or events constituting Good Cause, which said notice specifying in reasonable detail the circumstances claimed to give rise to the his right to terminate employment for Good Cause, and the Company having not have cured such circumstances within 30 days following receipt of such notice.  There was no sunset included in the severance provision of Mr. Jarrault's contract when it was negotiated, drafted and executed. The Committee is aware of this fact but no action was contemplated to incorporate such a provision. The industries in which the Company competes continue to undergo significant changes to which the Company must be responsive. The Company believes that it is important to shareholder value that its CEO leads the Company's response to those changes without concern for the impact on his or her specific position.

Other Executive Officers

As of January 1, 2016, the Company entered into Severance Agreements with each of the Company's executive officers, other than the CEO, and several other senior managers. These agreements were meant to replace similar agreements expiring December 31, 2015, and were revised and updated to conform to then-current best practices. The material terms of the Severance Agreements provide that in the event an officer's employment is terminated by the Company at any time before the expiration of the applicable Severance Agreement for any reason other than Cause, or if the officer's employment is terminated by the officer for Good Cause (as those terms are defined in the Severance Agreement, and in either case, a “Qualifying Termination”), the officer would be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 24 months. In the event the Qualifying Termination occurs within 12 months of a Change in Control (as defined in the Severance Agreement) the officer would be entitled to receive his or her gross monthly base salary in effect at the time of the Qualifying Termination, less applicable withholdings and deductions, for a period of 36 months, although in that case some of the monthly payments would be accelerated and paid as a lump sum to comply with applicable tax laws. The officer would also remain eligible for a prorated payment of any bonus earned, if any, during the year in which the Qualifying Termination occurs, and 12 months of executive outplacement services. In addition, if elected, the Company would pay the required premium to continue healthcare coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In order to receive the severance benefits, the officer would obligated to execute a release in favor of the Company at the time of termination which would also bind the officer to a restrictive covenant for the period during which the severance benefits are being paid. The initial term of each Severance Agreement is three years, but each will thereafter automatically renew for one-year periods unless the Company timely notifies the executive of its intent not to renew. For the purposes of such agreements, cause is deemed to exist upon (i) the conviction of the executive for, or the entry of a plea of guilty or nolo contendere by the executive to, a felony charge or any crime involving moral turpitude; (ii) unlawful conduct on the part of the executive that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive's duties as determined by the Company in its sole discretion; (iii) the executive's willful misconduct in connection with his or her duties or willful failure to use reasonable effort to perform substantially his or her responsibilities in the best interest of the Company; (iv) the executive's willful violation of the Company's Business Ethics Policy or any other Company policy that may reasonably be considered to reflect negatively on the Company or compromise the effective performance of the executive's duties as determined by the Company in its sole discretion; (v) fraud, material dishonesty, or gross misconduct in connection with the Company perpetrated by the executive; (vi) the executive undertaking a position in competition with the Company; (vii) the executive having caused substantial harm to the Company with intent to do so or as a result of gross negligence in the performance of his or her duties; or (viii) the executive having wrongfully and substantially enriched himself or herself at the expense of the Company. The Severance Agreements also contain a clawback provision which provides that an executive would forfeit any unpaid severance due pursuant to the agreement and would be required, upon demand, to repay any severance already paid if, after the executive's termination: (i) there is a significant restatement of the Company's financial results, caused or substantially caused by the fraud or intentional misconduct of the executive; (ii) the executive breaches any provision of the agreement, including, without limitation, the restrictive covenants, confidentiality and non-disparagement provisions; or (iii) the Company discovers conduct by the executive that would have permitted termination for cause, provided that such conduct occurred prior to the executive's termination.

Mr. Nolan and Ms. McCarvill entered into similar severance agreements when they joined the Company.

The Committee considers severance to serve as a bridge in the event employment is involuntarily terminated without cause. Therefore, the foregoing Severance Periods were deemed to be appropriate in light of the perceived length of time it could take for the affected executive to find an equivalent position. At the time the agreements were approved, the Committee determined that individual executive agreements were superior to an all-inclusive policy because they provided more flexibility to address each officer's situation, and his or her individual perceived importance to the Company and its strategies. It was further determined that the provision of a severance agreement would allow each executive to focus on the needs of the business without concern for his or her own position.

Except as set forth above, the Company has not entered into any other agreement, contract, plan, or arrangement, written or unwritten, to provide payment to any NEO in connection with his retirement, severance, termination or separation.

Change in Control

Other than the provisions found in the RSU and Phantom Stock Plan, which are applicable to all employees who receive an award under those plans, and the severance agreements described above, the Company has no contract, agreement, plan, or arrangement, whether written or unwritten, that would provide for payment to an NEO at, following, or in connection with a change in control of the Company. The provisions of the RSU and Phantom Stock Plans provide that in the event of termination following a change of control, 100% of an award recipient's unvested grant shall become immediately payable in full.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, and the related “say-on-pay” rules adopted by the Securities and Exchange Commission, the Company is asking stockholders to vote on the compensation provided to our NEOs, as described in the preceding sections of this proxy statement.

Accordingly, the Board of Directors recommends that stockholders approve such compensation by approving the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This vote is nonbinding. Although it may not be possible to discern the specific concerns of stockholders that may cause them to cast a negative vote, the Board and the Compensation Committee have in prior years considered the vote, and communications received from holders explaining their voting decisions, as meaningful to the process of determining how Company's executive officers should be compensated.

As described in detail under “Compensation Discussion and Analysis” above, our compensation programs are designed to motivate our NEOs, and other members of management, to manage the Company so that it achieves superior performance and delivers value to our stockholders. We believe that our compensation program, with its balance of short-term cash incentives and long-term incentives (including equity-based awards that vest over multiple years), rewards sustained performance that is aligned with delivering consistent value to our stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

APPROVAL OF NEW DIRECTORS’ ANNUAL RETAINER PLAN

The Company’s current Directors’ Annual Retainer Plan provides that $90,000 of a Director’s annual retainer, the total amount of which is determined by the Board of Directors, be paid in shares of the Company’s Class A Common Stock. Under the NYSE Standards, the Company cannot increase the stock portion of the directors’ annual retainer without stockholder approval.

A copy of the new proposed Directors’ Annual Retainer Plan, which will replace the current plan, is attached to this Proxy Statement as Exhibit B. The proposed plan:

•

Provides that it will govern the stock portion of the directors' annual retainer during the period from the 2020 Annual Meeting until it is amended or terminated by the Board;

•

Extends from May 11, 2027 to May 14, 2029 the period during which shares may be paid under the Plan; and

•

Fixes the stock portion of the annual retainer at $105,000.

The Board of Directors recommends that the new Directors’ Annual Retainer Plan be approved.

New Plan Benefits

Assuming the new plan is approved, the portion of total director compensation paid in shares of the Company’s Class A Common Stock will be increased from $90,000 to $105,000. Current non-employee Directors and Director nominees who would be entitled to the new benefits are Christine Standish, Erland E. Kailbourne, John F. Cassidy, John R. Scannell, Katharine L. Plourde, Kenneth W. Krueger, Lee C. Wortham and Mark J. Murphy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE ‘FOR’

THE APPROVAL OF THE NEW DIRECTORS’ ANNUAL RETAINER PLAN

DIRECTOR COMPENSATION

It is the goal of the Company to set directors' fees at a competitive level that will enable the Company to attract and retain talented, well-qualified directors. Effective May 2018, the Board, upon the recommendation of the Compensation Committee (and with the approval of the Company's stockholders for that portion which is paid in shares of Company Common Stock) and based on benchmark data provided by PMP, approved the following compensation for directors:

•

An annual cash retainer of $70,000;

•

An additional annual cash retainer for the Chairman of the Board of $60,000;

•

An additional annual cash retainer for the Vice Chairman of the Board of $35,000;

•

An annual cash retainer for the Chairs of the Audit, Compensation, and Governance Committees of $20,000, $15,000, and $10,000, respectively;

•

An annual cash retainer for the members of the Audit, Compensation, and Governance Committees of $10,000, $7,500 and $5,000, respectively; and

•

An annual equity grant, which will be paid 100% in the form of Class A Common Stock and will have a fair market value of $90,000 at the date of grant.

Directors serving for only a portion of the year receive a pro-rated portion of their applicable compensation. Cash retainer fees are paid in four equal quarterly installments; the annual equity grant is paid shortly after the date of the Annual Meeting of Stockholders to each member who served on the Board during the year in which the meeting was held. A director whose final term ends at the Annual Meeting, or any director first elected at the Annual Meeting, receives one-half of the share retainer; directors elected otherwise than at an Annual Meeting receive a pro-rated portion of the equity grant at the time of appointment. Christine Standish, who holds shares well in excess of the Board's share ownership guidelines, may elect to receive cash in lieu of the annual equity grant. Any director may also elect to receive all or any part of his or her annual cash retainer in shares of Class A Common Stock.

All directors are reimbursed for expenses incurred in connection with such services. In addition, the Company provides travel and liability insurance to all directors.

During 2019, the Board created a special committee (consisting of Directors Plourde, Higgins and Krueger) of disinterested Directors in connection with the Company's participation in a registered secondary offering by the Standish family of a portion of their Company shares. Members of the special committee during 2019 each received a stipend of $5,000 and fees of $1,000 for each meeting they attended in person, $750 for each meeting they attended by telephone, and $1,500 for each day spent on special committee business.

Director Pension. Each person who was a member of the Board of Directors on January 12, 2005, who was elected as a director prior to August 9, 2000, and who is not eligible to receive a pension under any other Company retirement program is, following (i) the termination of his or her service as a director and (ii) the attainment by such director of the age of 65, entitled to receive an annual pension in the amount of $20,000, payable in quarterly installments until the earlier of (a) the expiration of a period equal to the number of full years that such person served as a director prior to May 31, 2001, or (b) the death of such person. Directors Christine Standish and Erland Kailbourne are the only current directors so eligible.

Share Ownership Guidelines. The Board has adopted share ownership guidelines for its members. Under these guidelines, directors are generally expected to retain ownership of shares of Common Stock awarded or acquired until an ownership equal to three (3) times the annual cash and stock retainer is attained.

Meeting and Other Fees. Since May 2018, Directors have not received any additional fees for attendance at meetings or for any other service.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation	Total ($)

Christine L. Standish	165,000	—	—	—	1,116	(2)	—	166,116

Erland E. Kailbourne	84,071	99,929	—	—	0	(2)	—	184,000

John F. Cassidy, Jr.	88,821	89,929	—	—	—		—	178,750

Edgar G. Hotard	40,036	44,964	—	—	—		—	85,000

John R. Scannell	77,571	89,929	—	—	—		—	167,500

Katherine L. Plourde	110,321	89,929	—	—	—		—	200,250

A. William Higgins	151,821	89,929	—	—	—		—	244,750

Kenneth W. Krueger	95,321	89,929	—	—	—		—	185,250

Lee C. Wortham	77,571	89,929	—	—	—		—	167,500

Mark J. Murphy	60,015	67,485	—	—	—		—	127,500

(1)	As these are payments of shares, and not stock “awards,” there are no amounts deemed “outstanding” at the end of 2019.
(2)	Increase/(decrease) during 2019 in the actuarial present value of the director's accumulated benefit under the director pension plan described in the narrative preceding this table.

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee appointed KPMG LLP (“KPMG”) as auditors of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and to perform the reviews of the financial statements to be included in our quarterly reports on Form 10-Q during that period.

As stated in the Audit Committee Report on page 11, the Audit Committee has received the communications related to KPMG's independence required by applicable PCAOB rules, has discussed with KPMG its independence, and has considered whether the provision of the services referred to below under “All Other Fees” is compatible with maintaining the independence of KPMG. In accordance with its charter, the Committee has also reviewed KPMG’s report describing (1) its internal quality-control procedures, (2) any material issues raised in any recent internal review, peer review, or review by any government or professional authorities (such as the PCAOB) of one or more independent audits conducted by KPMG, and (3) any steps taken by KPMG to deal with any issues raised in such reviews.

Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to appoint, terminate, oversee and evaluate the performance of the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice. The affirmative vote of holders of a majority of the votes entitled to be cast at the meeting by the shares present in person or by proxy is required to approve the ratification of the selection of KPMG as the Company’s independent auditor. A representative from KPMG is expected to be available to respond to appropriate questions from stockholders.

The Audit Committee currently expects to take action during the second quarter of 2020 with respect to the appointment of auditors to audit the financial statements to be included in our Annual Report on Form 10-K for the year ending December 31, 2020, and may issue requests to KPMG and other audit firms for proposals, which the Committee will review before making any appointment. The Audit Committee also reserves the right to appoint, reappoint, retain, or replace our auditors at any time, even after an appointment has been ratified by the stockholders. The stockholder vote on this proposal is advisory and nonbinding, and serves only as a recommendation to the Board of Directors. If the shareholders do not ratify the appointment of our auditors, the Audit Committee will consider such voting results with respect to any appointment.

Audit Fees

The aggregate fees billed by or agreed to with KPMG for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Forms 10-Q, and services in connection with statutory and regulatory filings or engagements were $3,323,000 in 2019 and $3,420,000 in 2018.

Audit-related Fees

The aggregate fees billed by KPMG for assurance or related services reasonably related to the performance of the audit or review of the Company’s annual financial statements, including benefit plans, were $121,000 in 2019 and $87,000 in 2018.

Tax Fees

The aggregate fees billed by KPMG for tax compliance, tax advice, and tax planning were $197,000 in 2019 and $183,867 in 2018. Billings were primarily for assistance in the preparation of tax returns and filings, assistance in connection with tax audits, tax compliance advice in connection with corporate and business restructuring activities, and general tax advice.

All Other Fees

KPMG did not bill for any other products or services not described above in 2019 or 2018.

Preapproval Policy

It is the responsibility of the Company’s Audit Committee to approve all audit and nonaudit services to be performed by the independent auditors, such approval to take place in advance of such services when required by law, regulation, or rule.

The Chairman of the Audit Committee is permitted to preapprove any engagement of the independent auditor for services that could be properly preapproved by the Committee, provided that the anticipated fees with respect to the services so preapproved do not exceed $100,000. The Chairman is required to report such preapprovals at the next regular meeting of the Committee.

The Audit Committee is required to preapprove each engagement of the independent auditor not preapproved by the Chairman of the Committee. Each such preapproval must describe the particular service to be rendered. No preapproval may be given for any service that would cause the independent auditor to be considered not independent under applicable laws and regulations, and the independent auditor is requested to confirm that such service will not compromise its independence as part of the preapproval process.

With respect to the engagement of the independent auditor to provide routine and recurring audit-related tax and other nonaudit services, preapproval of the Audit Committee may take the form of approval of a schedule describing such services in reasonable detail and specifying an annual monetary limit. Each audit or nonaudit service (excluding tax services provided in the ordinary course) shall be reflected in a written engagement or other writing. In connection with the provision of permitted tax services, the independent auditor is required to, among other things, provide a written description of the services and discuss their impact on the auditor’s independence.

None of the 2018 or 2019 services described above was approved by the Audit Committee or its Chairman pursuant to 17 CFR 210.2-01(c)(7)(i)(C), which permits the waiver of preapproval requirements in connection with the provision of certain nonaudit services.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF

KPMG LLP

STOCKHOLDER PROPOSALS

The Company’s By Laws provide that proposals of stockholders, including nominations of persons for election to the Board of Directors of the Company, shall not be presented, considered, or voted upon at an annual meeting of stockholders, or at any adjournment thereof, unless (i) notice of the proposal has been received by mail directed to the Secretary of the Company at the address set forth in the Notice of Meeting not less than 100 days nor more than 180 days prior to the anniversary date of the last preceding annual meeting of stockholders, and (ii) the stockholder giving such notice is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting. Each such notice shall set forth (i) the proposal desired to be brought before the annual meeting and the reasons for presenting such proposal at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder making such proposal, (iii) the number and class of shares owned beneficially or of record by such stockholder, (iv) any material interest of such stockholder in the proposal, and (v) such other information with respect to the proposal and such stockholder as is required to be disclosed in solicitation of proxies to vote upon such proposal, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“the Proxy Rules”). In the case of proposed nominations of persons for election to the Board of Directors, each such notice shall also (i) set forth such information with respect to such nominees and the stockholder proposing the nominations as is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Proxy Rules, and (ii) be accompanied by the written consent of each proposed nominee to being named in the Company’s proxy statement as a nominee and to serving as a director if elected, and by written confirmation by each such nominee of the information relating to such nominee contained in the notice.

Proposals of stockholders that are intended to be presented at the Company’s 2021 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 216 Airport Drive, Rochester, New Hampshire 03867, not later than December 1, 2020 in order to be considered for inclusion in the Company’s proxy statement and form of proxy. In addition, to be so included, a proposal must otherwise comply with all applicable proxy rules of the Securities and Exchange Commission.

In addition, management proxies for the 2020 Annual Meeting may confer discretionary authority to vote on a stockholder proposal that is not included in the Company’s proxy statement and form of proxy if the Company does not receive notice of such proposal by February 14, 2021, or if such proposal has been properly excluded from such proxy statement and form of proxy.

OTHER MATTERS

The Board knows of no other matters to be presented for consideration at the Annual Meeting. Should any other matters properly come before the meeting, the persons named in the accompanying proxy will vote such proxy thereon in accordance with their best judgment.

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitation of proxies by use of the mails, regular employees of the Company, without additional compensation, may solicit proxies personally or by telephone.

Joseph M. Gaug
Secretary

March 31, 2020

Exhibit A

APPENDIX A

Supplement to Compensation Discussion and Analysis

The following information supplements the disclosures in the Compensation Discussion and Analysis section of the Company's Proxy Statement under the heading “Performance Award Metrics and Goals” beginning on page 25.

“2019 AIN Adjusted EBITDA” — the amount reported as “Net Income” in the Company's Consolidated Statement of Income for 2019, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2019 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company's accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company's financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company's audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any  income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on  income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic cost reduction initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred  in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate;  (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; (9) to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), or any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs; (10) by adding back or deducting charges or reductions to the reserve for recognized future losses related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine; and (11) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.

“AIN Days Working Capital Reduction” — the change in the number of days the Company's working capital is outstanding and as measured according to the following formula as of December 31, 2019 compared to December 31, 2018: Days Working Capital (DWC) = Days Sales Outstanding (DSO) plus Days Inventory on Hand (DOH) minus Days Payable Outstanding (DPO). For the purposes of the formula the following definitions shall apply: DSO shall mean the year-end invoiced accounts receivable divided by the invoiced sales per day during the fourth quarter. DOH shall mean the sum of (a) year-end inventory on hand plus (b) the year-end unbilled recognized revenue discounted by the gross profit percentage forecast in the operating plan approved by the board of directors, divided by the invoiced sales per day during the fourth quarter. Unbilled recognized revenue shall mean the amount reported in the Company's balance sheet as Contract assets, plus the amount included in trade accounts receivable that was not invoiced to the customer. DPO shall mean the sum of (a) year-end trade accounts payable plus (b) the value of amount of goods received but not invoiced, divided by invoiced sales per day during the fourth quarter. For the purpose of this comparison, DWC, calculated as described, was 106.7 days as of December 31, 2018. The goal is a reduction of 1.5 days which would result in attaining a Performance Metric Percentage of 100%. The threshold would be an increase of 11 days, resulting in an attainment of 50% and the maximum achievement level would be reduction of 26.5 days, resulting in an attainment of 200%.

“AIN TRIR” — the Total Recordable Incident Rate applicable to the entire Company for 2019. A recordable incident shall be any incident that is work-related and results in injury, illness or death after applying the Occupation Safety and hazard Administration's (OSHA) guidelines for work-relatedness and recordability. The TRIR shall be the number of recordable incidents per hundred employees per year, calculated as the actual number of recordable incidents in the year times the quotient of 2000,000 divided by the actual hours worked by all employees in 2019, with 200,000 being the approximated hours worked by 100 employees in a year.  The goal is to achieve a TRIR of 1.14 which would result in attaining a Performance Metric Percentage of 100%. The threshold would be a TRIR of 1.65, resulting in an attainment of 50% and the maximum achievement level would be a TRIR of .35, resulting in an attainment of 200%.

“AIN Compliance/External Auditors” — shall refer to the findings in the final year-end internal control audit opinion provided by the Company's auditors and included in the Company's Annual Report to be filed in 2020.  The Performance Metric goal shall be that there are no material weaknesses reported. The Maximum Performance Metric Percentage that can be attained under this Performance Metric shall be 100%.  Therefore, the Performance Metric Percentage shall never exceed 100%, and the attainment level will be 100% only if the Performance Metric goal is achieved and no material weaknesses are reported. In the event any material weaknesses are reported, the Performance Metric Percentage attainment shall be 0%.

“AIN Compliance/Internal Auditors” — shall refer to the status of the remediation of any High or Medium findings in the Company's internal audit reports issued during the Performance Period.  The Performance Metric goal shall be that all findings classified as High or Medium will have been remediated or are on schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. The Maximum Performance Metric Percentage that can be attained under this Performance Metric shall be 100%.  Therefore, the Metric Percentage attainment shall never exceed 100%, and the attainment lever will be 100% only if all findings classified as High or Medium have been remediated or are on schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. The Metric Performance attainment shall be reduced by 10% for each overdue and un-remediated finding at year-end and a performance achievement threshold of 50% has been established, so that if there are five or more findings overdue and un-remediated at year-end, the Performance Metric attainment shall be 0%.

“2019 MC Adjusted EBITDA” — the amount reported as “Net Income” for the Global Machine Clothing business segment in the Company's Consolidated Statement of Income for 2019, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs (including pension curtailment gains and losses related to restructuring actions but not reported as part of restructuring expenses in the financial statements), provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses (including any taxes recorded as operating expenses that were not included in the 2019 Operating Plan approved by the Board of Directors); (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company's accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company's financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company's audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any  income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on  income of any charges incurred in the connection of the settlement of pension benefit funding obligations, or any other pension settlement or curtailment charges or credits that result from a strategic cost reduction initiative; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred  in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate;  (8) to exclude the cost of any charges required by Revenue Recognition Standard ASC 606 to recognize future losses relating to any new long term contracts awarded during the performance period; (9) by adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipated or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring costs.

“MC Days Working Capital Reduction” — the change in the number of days the Company's working capital is outstanding and as measured according to the following formula as of December 31, 2019 compared to December 31, 2018, as limited to, and applicable only to, the Global Machine Clothing business segment: Days Working Capital (DWC) = Days Sales Outstanding (DSO) plus Days Inventory on Hand (DOH) minus Days Payable Outstanding (DPO). For the purposes of the formula the following definitions shall apply, again as limited to, and applicable only to, the Global Machine Clothing business segment. DSO shall mean the year-end invoiced accounts receivable divided by the invoiced sales per day during the fourth quarter.  DOH shall mean the sum of  (a) year-end inventory on hand plus (b) the year-end unbilled recognized revenue discounted by the gross profit percentage forecast in the operating plan approved by the board of directors, divided by the invoiced sales per day during the fourth quarter.  Unbilled recognized revenue shall mean the amount reported in the Company's balance sheet as Contract assets, plus the amount included in trade accounts receivable that was not invoiced to the customer. DPO shall mean the sum of (a) year-end trade accounts payable plus (b) the value of amount of goods received but not invoiced, divided by invoiced sales per day during the fourth quarter.  For the purpose of this comparison, DWC, calculated as described for the Global Machine Clothing business segment, was 110.7 days as of December 31, 2018.  The goal is a reduction of 1.0 days which would result in attaining a Performance Metric Percentage of 100%. The threshold would be an increase of 11.5 days, resulting in an attainment of 50% and the maximum achievement level would be reduction of 26.0 days, resulting in an attainment of 200%.

“MC TRIR” — the Total Recordable Incident Rate applicable to the Global machine Clothing business segment for 2019. A recordable incident shall be any incident that is work-related and results in injury, illness or death after applying the Occupation Safety and hazard Administration's (OSHA) guidelines for work-relatedness and recordability. The TRIR shall be the number of recordable incidents per hundred employees per year, calculated as the actual number of recordable incidents in the year times the quotient of 2000,000 divided by the actual hours worked by all employees in 2019, with 200,000 being the approximated hours worked by 100 employees in a year.  The goal is to achieve a TRIR of 0.90 which would result in attaining a Performance Metric Percentage of 100%. The threshold would be a TRIR of 1.25, resulting in an attainment of 50% and the maximum achievement level would be a TRIR of .35, resulting in an attainment of 200%.

“MC Compliance/External Auditors” shall refer to the findings relating to the Global Machine Clothing business segment in the final year-end internal control audit opinion provided by the Company's auditors and included in the Company's Annual Report to be filed in 2020.  The Performance Metric goal shall be that there are no such material weaknesses reported. The Maximum Performance Metric Percentage that can be attained under this Performance Metric shall be 100%.  Therefore, the Performance Metric Percentage shall never exceed 100%, and the attainment level will be 100% only if the Performance Metric goal is achieved and no material weaknesses are reported relating to the Global Machine Clothing business segment. In the event any material weaknesses are reported, the Performance Metric Percentage attainment shall be 0%.

“MC Compliance/Internal Auditors” shall refer to the status of the remediation of any High or Medium findings relating to the Global Machine Clothing business segment in the Company's internal audit reports issued during the Performance Period.  The Performance Metric goal shall be that all such findings classified as High or Medium will have been remediated or are on schedule for remediation (i.e., not overdue) at the end of the year according to the schedule set forth in the audit report. The Maximum Performance Metric Percentage that can be attained under this Performance Metric shall be 100%.  Therefore, the Metric Percentage attainment shall never exceed 100%, and the attainment lever will be 100% only if all findings relating to the Global Machine Clothing business segment classified as High or Medium have been remediated or are on schedule for remediation (i.e., not overdue)

at the end of the year according to the schedule set forth in the audit report. The Metric Performance attainment shall be reduced by 10% for each overdue and un-remediated finding at year-end and a performance achievement threshold of 50% has been established, so that if there are five or more findings overdue and un-remediated at year-end, the Performance Metric attainment shall be 0%.

“Aggregate AIN Adjusted EBITDA” — the aggregate of amount of AIN Adjusted EBITDA (as defined above) reported in 2019, 2020, and 2021.

“Aggregate MC Adjusted Reported EBITDA” — the aggregate amount of MC Adjusted Reported EBITDA (as defined above) reported in 2019, 2020, and 2021.

Definitions relating to the 2016 MPP Awards

“Aggregate Global MC Cash Flow” — the total of Global MC Cash Flow in 2017, plus Global MC Cash Flow in 2018, plus Global MC Cash Flow in 2019, where Global MC Cash Flow for each year is equal to the amount reported as “Net Income” for the Global Machine Clothing business segment for the applicable year in the Company’s Consolidated Statement of Income, less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such item reduced Net Income, or subtracting, to the extent that such item increased Net Income: (A) depreciation and amortization expense; (B) restructuring costs, provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill and intangible impairment; (D) income tax expenses; (E) net interest expense; (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period as the same may be applied to such business segment; and (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate, then further adjusting the resulting amount by: (X) deducting therefrom the aggregate sum of all approved Machine Clothing capital expenditures released during the Performance Period, plus any over-budget capital expenditures costs or less any under budget capital expenditure costs budgeted regardless of the year in which released, adjusted to exclude any capital expenditures released during the performance period and any over or under budget capital expenditure costs that are attributable to any business operations acquired during the performance period; (Y) adding back any expense related to machinery and equipment relocations and plant setup costs, or other capital expenditures associated with anticipate or announced plant closings or consolidation of manufacturing capacity and not otherwise considered restructuring; and (Z) by increasing, or decreasing as the case may be, the amount by a sum equal to the net decrease (or increase) in the aggregate sum of Machine Clothing Accounts Receivable and Inventories during the Performance Period. Accounts Receivable and Inventories shall in each case mean the amounts set forth in the Company’s financial accounting systems and reported in the Company’s year-end consolidated financial statements for the applicable year in accordance with GAAP, adjusted to exclude (1) any Accounts Receivable or Inventories attributable to any business operations acquired during the applicable year and (2) the effect of currency fluctuations. For the purposes of this definition, any funds released for the Company’s equipment contingency budget shall not reduce cash flow.

“Aggregate Adjusted Global AEC EBITDA excluding R&D” — the total of Adjusted Global AEC EBITDA excluding R&D in 2017, plus Adjusted Global AEC EBITDA excluding R&D in 2018, plus Adjusted Global AEC

EBITDA excluding R&D in 2019, where Adjusted Global AEC EBITDA excluding R&D for each year is equal to the amount reported as “Net Income” from the Albany Engineered Composites (“AEC”) business segment for the applicable year, as reported in the Company’s Consolidated Statement of Income, exclusive of research and development costs and any amount recorded for the non-controlling interest in Albany Safran Composites (“ASC”), less any income, or plus any expense, derived from the revaluation of non-functional currency assets and liabilities, adjusted by adding back, to the extent that such expense reduced Operating Income, or subtracting to the extent that such item increased Operating Income: (A) depreciation and amortization expense; (B) restructuring costs, provided however, that the Committee may, in its sole discretion, choose to omit certain restructuring costs from this provision so long as the failure to add back those restructuring costs does not result in a higher Metric Percentage or reduced target goal; (C) any goodwill impairment; (D) income tax expense; (E) net interest expense (in each case, as determined in accordance with GAAP and the Company’s accounting policies, consistently applied) provided that the amount so determined shall then be further adjusted (1) to exclude the effect of any adjustments to the Company’s financial statements required to reflect the effect of (a) discontinued operations, or (b) newly effective accounting pronouncements, the effect of which were not incorporated into the Board approved operating plan (in each case, without duplication, as defined by GAAP and as included in the Company’s audited financial statements whether or not reflected as a separate line item in such audited financial statements); (2) to exclude (i) any gain or loss attributable to the sale of any business segment, or any real estate, during the Performance Period, net of any expenses incurred in connection with the transaction, or (ii) reallocated overhead costs which were otherwise attributable to any discontinued operations divested during the Performance Period; (3) to exclude any income (or loss) attributable to any business operation acquired during the Performance Period; (4) to exclude the effect on income of any charges incurred in the connection of the settlement of pension benefit funding obligations; (5) to exclude the effect on income of any deferred bank fee write-offs or interest rate swap buyouts related to any new financing facility established during the Performance Period or any gain or loss associated with the early retirement of any debt instrument; (6) to exclude the effect on income of any expenses, including consulting or professional fees, incurred in connection with any activities undertaken by management at the direction of the Board of Directors to investigate or pursue any strategic acquisitions, combinations, joint ventures or divestitures, regardless of whether such efforts result in the completion of such acquisition, combination, joint venture or divestiture during the Performance Period; and (7) to exclude the cost of any lease expense incurred in connection with the sale and leaseback of any real estate as the same may be applied to such business segment and further adjusted to exclude the effect on income of any fixed asset-write-offs related to continued and discontinued programs within the AEC business segment (including ASC), any write-offs of previously capitalized costs related to non-recurring engineering and tooling for continued and discontinued programs, and adding back any expense related to machinery and equipment relocations, or other capital expenditures associated with plant closings or consolidation of manufacturing capacity, plus adding back charges related to any write-offs of previously capitalized costs or charges for recognized future losses, in both cases only as related to the long term agreement for the supply of parts for the Rolls Royce BR725 engine.

Exhibit B

As approved by the Board February 21, 2020

DIRECTORS’ ANNUAL RETAINER PLAN

1. This plan shall govern the annual retainer and quarterly meeting fees payable for service as a member of the Board of Directors of Albany International Corp. (“the Company”) during the period from the Annual Meeting of Stockholders of the Company in 2020 until it is amended or terminated by the Board of Directors; provided, that in no event shall any shares be paid under this plan after May 14, 2029. This Plan shall affect only the portion of the annual retainer or meeting fees to be paid in shares of Class A Common Stock (“Shares”) of the Company.

2. A portion of the amounts payable for service as a member of the Board of Directors each year shall be paid in Shares. The total number of shares to be paid to each director each year shall be determined by dividing $105,000 by the closing price of a share of such stock on the day of the Annual Meeting at which the election of directors for such year occurs (“the Valuation Price”), as such Valuation Price is reported for such day in the Wall Street Journal, rounded down to the nearest whole number. Any directors may elect to have any withholding tax obligation arising from the distribution of Shares under this Plan be satisfied by directing the Company to withhold Shares with a value equal to such obligation from the Shares that would otherwise be issuable. Any election pursuant to this paragraph shall be made no later than 10 business days prior to the date of the Company’s Annual Meeting of Stockholders.

3. The portion of the annual retainer not paid in Shares — that is, the aggregate dollar amount of the annual retainer for the year, as determined from time to time by the Board of Directors, less (i) the Valuation Price times (ii) the number of whole Shares payable to a director for the year — shall be paid to the directors in cash at such time or times during the year as the Board of Directors shall from time to time determine. Any director may also elect to receive all or any part of the unpaid cash portion of the annual retainer in Shares. The number of Shares shall be determined by dividing the dollar amount of such election by the closing price of a Share of such stock on the day of election as reported in the Wall Street Journal, rounded down to the nearest whole number. Such Shares shall be fully vested and transferable, subject to any applicable share ownership, restriction or retention guidelines or policies of the Company. Any election pursuant to this paragraph shall accompany any election for share withholding under paragraph 2 above.

4. Any Shares payable to a director under this Plan shall be delivered to the director as promptly as practicable after each Annual Meeting. Upon delivery to the director, such Shares shall be fully paid, non-assessable and not subject to forfeiture.

5. This Plan may be terminated or amended by the Board of Directors at any time, subject to any applicable rules or regulations requiring approval by stockholders of the Company.

B-1

01 - Christine L. Standish 04 - John R. Scannell 07 - Kenneth W. Krueger 02 - Erland E. Kailbourne 05 - Katharine L. Plourde 08 - Lee C. Wortham 03 - John F. Cassidy Jr. 06 - A. William Higgins 09 - Mark J. Murphy For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 036MIG + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposals 2-4. 1. Election of Directors: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2. To ratify the appointment of KPMG LLP as our independent auditor. 3. To approve, by non-binding vote, executive compensation. 4. To consider and take action on a proposal to approve a new Directors’ Annual Retainer Plan, increasing the stock portion of each Director’s annual retainer from $90,000 to $105,000 and extending the term of the Plan. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2020 Annual Meeting Proxy Card For Against Abstain For Against Abstain 5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 4 8 4 4 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/AIN or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AIN Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

01 - Christine L. Standish 04 - John R. Scannell 07 - Kenneth W. Krueger 02 - Erland E. Kailbourne 05 - Katharine L. Plourde 08 - Lee C. Wortham 03 - John F. Cassidy Jr. 06 - A. William Higgins 09 - Mark J. Murphy For Withhold For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 036MIG + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposals 2-4. 1. Election of Directors: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2. To ratify the appointment of KPMG LLP as our independent auditor. 3. To approve, by non-binding vote, executive compensation. 4. To consider and take action on a proposal to approve a new Directors’ Annual Retainer Plan, increasing the stock portion of each Director’s annual retainer from $90,000 to $105,000 and extending the term of the Plan. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2020 Annual Meeting Proxy Card For Against Abstain For Against Abstain 5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 4 8 4 4 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/AIN or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AIN Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote! Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AIN Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2020 Erland E. Kailbourne and A. William Higgins, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Albany International Corp. to be held virtually on May 14, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in the manner directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2-4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Participants in the Company’s ProsperityPlus 401(k) Savings Plan have the right to direct Vanguard Fiduciary Trust Company, as Plan Trustee, how to vote shares of Common Stock allocated to their 401(k) plan accounts. If no such direction is given to Vanguard, Vanguard shall interpret this as a direction not to vote any such shares. If properly executed, this proxy shall give the proxies appointed above authority to direct Vanguard to vote the shares in the undersigned’s 401(k) account in the manner directed. If this proxy is properly executed but no direction is given, the proxies appointed above shall direct Vanguard to vote such shares FOR all the nominees listed, FOR Proposals 2-4, and in the discretion of the proxies on any other business as may properly come before the meeting. In order for the Plan Trustee to vote 401(k) plan account shares, instructions must be received no later than 11:59 PM Eastern Time on May 10, 2020. (Items to be voted appear on reverse side) Albany International Corp. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Company’s Proxy Statement and 2019 Annual Report are available at: www.envisionreports.com/AIN 2020 Annual Meeting of Albany International Corp. May 14, 2020, 9:00am ET You will be able to attend the Annual Meeting by visiting www.meetingcenter.io/247680983 To access the virtual meeting platform, you must have the 15-digit control number that is printed in the shaded bar located on the reverse side of this form. The password for the meeting is AIN2020

When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/AIN Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/AIN Online Go to www.envisionreports.com/AIN or scan the QR code — login details are located in the shaded bar below. The Sample Company Stockholder Meeting Notice 036MLG + + Important Notice Regarding the Availability of Proxy Materials for the Albany International Corp. Stockholder Meeting to be Held on May 14, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report to stockholders are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 3, 2020 to facilitate timely delivery. 2 N O T Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. MMMMMMMMMMMM MMMMMMMMM MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 C 1234567890 C O Y 000004 MMMMMMM

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/AIN. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Proxy Materials Albany International Corp.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 3, 2020. The Annual Meeting of Stockholders of Albany International Corp. will be held virtually on Thursday, May 14, 2020 at 9:00 a.m. Eastern Time, at www.meetingcenter.io/247680983. To access the virtual meeting platform, you must have the 15-digit control number that is printed in the shaded bar located on the reverse side of this form. The password for the meeting is AIN2020. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4: 1. Election of Directors: 01 - Christine L. Standish 02 - Erland E. Kailbourne 03 - John F. Cassidy Jr. 04 - John R. Scannell 05 - Katharine L. Plourde 06 - A. William Higgins 07 - Kenneth W. Krueger 08 - Lee C. Wortham 09 - Mark J. Murphy 2. To ratify the selection of KPMG LLP as independent auditor. 3. To approve, by non-binding advisory vote, executive compensation. 4. To consider and take action on a proposal to approve a new Directors’ Annual Retainer Plan, increasing the stock portion of each Director’s annual retainer from $90,000 to $105,000 and extending the term of the Plan. 5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Stockholder Meeting Notice